Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

By and Among

DERMA SCIENCES, INC.,

DP MERGER SUB ONE, LLC,

BIOD, LLC,

And

CYNTHIA WEATHERLY

July 27, 2016

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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SCHEDULES, ANNEXES, AND EXHIBITS

Schedules

Disclosure Schedules

Annexes

Annex A	**** Products

Exhibits

Exhibit A	Unit Table
Exhibit B	Parent Shares/Cash Allocation Procedures
Exhibit C	Base Accounts Receivable

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, this (“Agreement”), dated as of July 27, 2016, is entered into by and among Derma Sciences, Inc., a Delaware corporation (“Parent”), DP Merger Sub One, LLC, a Delaware limited liability company of which Parent is the sole member (“Merger Sub”), BioD, LLC, a Delaware limited liability company (the “Company”), and Cynthia Weatherly, as Representative. BD Acquisition Group, LLC, a Delaware limited liability company (“BD Acquisition Group”), joins in this Agreement solely for the purposes set forth in Section 5.2. Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in Article IX below.

RECITALS

A. Parent, Merger Sub, the Company and Representative wish to effect a business combination through a merger of Merger Sub with and into the Company, on the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act (the “Act”).

B. The Board of Managers of the Company has unanimously adopted and approved this Agreement, approved the Merger and the other transactions contemplated by this Agreement, and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable to and in the best interest of the Equity Owners.

C. As a condition and inducement to Parent and Merger Sub entering into this Agreement, the holders of at least 65% of the Voting Interests (as defined in the Company LLC Agreement) have entered into on or before the date hereof an irrevocable written consent to approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, and all applicable notice periods under applicable Law have been complied with or waived in connection therewith.

D. The board of directors of Parent, Parent, as the sole member of Merger Sub, and the board of managers of Merger Sub have each unanimously adopted and approved this Agreement, approved the Merger and the other transactions contemplated by this Agreement, and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in their best interests.

E. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Act, at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) the separate limited liability company existence of Merger Sub will cease and the Company will continue its limited liability company existence under the Act as the surviving limited liability company of the Merger (the “Surviving Company”).

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1.2    Closing; Effective Time.

(a)    Upon the terms and subject to the conditions set forth herein, including the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the transactions contemplated hereby will close (the “Closing”) and all deliveries to be made at the time of Closing will occur electronically at 9:00 a.m. Eastern Time on the third Business Day after the last of the conditions to Closing set forth in Article VI have been satisfied or waived or at such other time or on such other date as Parent and Representative may mutually agree upon in writing. The date of the Closing is referred to as the “Closing Date.” The Closing will be deemed effective at 11:59 p.m. Eastern Time on the Closing Date for tax and accounting purposes.

(b)    As soon as practicable on the Closing Date, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware as provided in accordance with the relevant provision of the Act. The Merger will become effective (i) at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or (ii) at such later date or time as the Company and Parent may agree and specify in the Certificate of Merger (the time specified in (i) or (ii), as applicable, being the “Effective Time”).

1.3    Effect of the Merger. The Merger will have the effects set forth herein and in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub will vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub will become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

1.4    Certificate of Formation; Limited Liability Company Agreement.

(a)    The certificate of formation of the Company as in effect immediately before the Effective Time, with such amendments thereto as are included in the Certificate of Merger, will be the certificate of formation of the Surviving Company until thereafter amended in accordance with applicable Law.

(b)    The limited liability company agreement of Merger Sub in effect immediately before the Effective Time, but amended to reflect “BioD, LLC” rather than “DP Merger Sub One, LLC” as the name of the Surviving Company, will be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

1.5    Managers and Officers. The managers and officers of Merger Sub in office immediately before the Effective Time will be the managers and officers of the Surviving Company at the Effective Time and thereafter until duly removed or until successors are duly elected or appointed and qualified, except that Russ Olsen will be added as both an additional manager and the Chief Executive Officer of the Surviving Company as of the Effective Time.

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ARTICLE II

CONVERSION OF UNITS; MERGER CONSIDERATION

2.1    Conversion of Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

(a)    Each Equity Interest of Merger Sub issued and outstanding immediately before the Effective Time will be converted into and become one newly issued limited liability company membership interest of the Surviving Company, so that, after the Effective Time, Parent will be the holder of all of the issued and outstanding Equity Interests of the Surviving Company.

(b)    Each Unit issued and outstanding immediately before the Effective Time will be converted into and represent the right to receive an amount equal to the Per Unit Share of each payment of Merger Consideration that is payable to Former Equity Owners (whether at the Closing or at any time or times thereafter), under the terms of and subject to the procedures and limitations set forth in this Article II. From and after the Effective Time, each holder of any Units will have no rights with respect thereto, other than to receive amounts with respect thereto pursuant to the immediately preceding sentence.

2.2    Merger Consideration. The aggregate consideration to be paid by Parent in connection with the Merger (the “Merger Consideration”), a portion of which may be paid in Parent Shares as provided in Section 2.5, will be equal to the sum of:

(a)    an amount equal to $21,300,309 (the “Base Merger Consideration”), as reduced by the net amount, if any, of the Estimated Adjustment provided for in Section 2.8(a)(ii) and the Post-Closing Working Capital Adjustment provided for in Section 2.8(b)(iv); plus

(b)    the amount, if any of the First Earn Out Consideration; plus

(c)    the amount, if any, of the Second Earn Out Consideration; plus

(d)    the amount, if any, of any Product Payments made pursuant to Section 2.12; plus

(e)    the amount of the Company Transaction Expenses; minus

(f)    the amount, if any, of the Reserved **** Collections Adjustment provided for in Section 2.9; and minus

(g)     the amount, if any, of the Base Accounts Receivable Collections Adjustment provided for in Section 2.10.

2.3    Unit Table. Attached as Exhibit A is a spreadsheet (the “Unit Table”), prepared by the Company, setting forth the name and address (as reflected on the Company’s records), of each Equity Owner and, in addition, as to each such Equity Owner, the following information (in each case as of the date of this Agreement and assuming no change in holdings of Equity Owners through the Effective Time): (a) the number of Class A Units, Class B Units, and/or Class C Units (as such terms are defined in the Company LLC Agreement) held by the Equity Owner; and (b) the Equity Owner’s resulting Sharing Ratio. For the avoidance of doubt, the parties acknowledge that the Sharing Ratios are expressed as percentages and that the sum of all Sharing Ratios added together equals 100%. At the Effective Time, each Equity Owner will become a Former Equity Owner. Payments to be made to Former Equity Owners pro rata pursuant to this Agreement will be made in proportion to their respective Sharing Ratios.

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2.4    Payments at Closing.

(a)    Not less than two Business Days before the Closing, the Company will deliver to Parent a spreadsheet, in the form of Schedule 2.4, setting forth in detail (1) an updated version of the Unit Table showing all of the information noted in Section 2.3 as to each Equity Owner as of immediately before the Effective Time; (2) as to each such Equity Owner, whether that Equity Owner is an Accredited Investor or a Non-Accredited Investor; (3) as to each Accredited Investor, whether that Accredited Investor has made a “Stock Election,” a “Cash Election,” a “Mixed Election,” or “No Election” and each Accredited Investor’s “Cash-Election Percentage” and/or “PS-Election Percentage” (as each such term is defined in the Parent/Shares Cash Allocation Procedures set out in Exhibit B); and (4) the amounts of Company Transaction Expenses that will be outstanding at Closing as well as the names and addresses of all Persons who will be entitled to receive Company Transaction Expenses upon the occurrence of the Closing (the “Closing Payment Spreadsheet”).

(b)    At Closing, Parent will pay the Closing Payment in a mixture of (x) Parent Shares with an aggregate value of $7,455,108 (rounded downward to the nearest multiple of a whole number of Parent Shares, the “Closing Payment Parent Shares”), and (y) cash equal to the remainder of the Closing Payment (in the aggregate, the “Closing Payment Cash”), all of which, Closing Payment Parent Shares and Closing Payment Cash, will be paid as follows:

(i)    To the Company’s transfer agent (the “Transfer Agent”) to be held as issued and outstanding Parent Shares reserved solely for purposes of holding and making distributions thereof in accordance with the terms of this Agreement, a portion of the Closing Payment Parent Shares (all of which will be legended as contemplated by Section 2.5(d) and as contemplated by Section 2.5(e)) (collectively, the “Escrowed Shares”):

(A) Parent Shares with an aggregate value of $700,000 (the “General Escrow PS Amount”);

(B) Parent Shares with an aggregate value of $237,596 (the “Reserved **** Collections Escrow PS Amount”); and

(C) Parent Shares with an aggregate value of $175,000 (the “Base Accounts Receivable Collections Escrow PS Amount”);

(ii)    To the Former Equity Owners receiving Parent Shares, the remainder of the Closing Payment Parent Shares after reduction by the Escrowed Shares (all of which will be legended as contemplated by Section 2.5(d));

(iii)    To the Persons indicated, an amount in the aggregate equal to the Closing Payment Cash, as follows:

(A) to the Escrow Agent, the following amounts, in cash, each to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement:

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(I)    $1,300,000 (the “General Escrow Cash Amount” and, together with the General Escrow PS Amount, the “General Escrow Amount”);

(II)    $441,250 (the “Reserved **** Collections Escrow Cash Amount” and, together with the Reserved **** Collections Escrow PS Amount, the “Reserved **** Collections Escrow Amount”);

(III)    $325,000 (the “Base Accounts Receivable Collections Escrow Cash Amount,” and, together with the Base Accounts Receivable Collections Escrow PS Amount, the “Base Accounts Receivable Collections Escrow Amount”);

(B) to Representative, $10,000, in cash, (the “Expense Fund Amount”) in order to establish the Former Equity Owner Expense Fund; and

(C) to the Paying Agent, for disbursement to the Former Equity Owners, the portion of the Closing Payment Cash remaining after the payments provided for in Section 2.4(b)(iii)(A) and (B) above (the “Net Closing Cash”).

(c)    At Closing, Parent will pay to each Person set forth on the Closing Payment Spreadsheet, an amount, in cash, equal to the Company Transaction Expenses set forth opposite such Person’s name.

(d)    Parent will effect the transfer of the Closing Payment Parent Shares provided for in Section 2.4(b)(ii), which shall be represented by book entry positions, through the Transfer Agent. Parent will instruct the Transfer Agent to: (i) reserve for issuance at the Effective Time a number of Parent Shares equal to the Parent Share Limit; (ii) reflect on its records the Parent Shares being issued to each Former Equity Owner receiving Parent Shares (other than Escrowed Shares) as a part of the Closing Payment; and (iii) send notice to the Former Equity Owners receiving Parent Shares of such Parent Shares being issued as a part of the Closing Payment promptly following the Closing Date, pursuant to mailing instructions provided by such Former Equity Owner or the Representative. The Transfer Agent shall set up separate accounts for each category of Escrowed Shares with all such Escrowed Shares held as provided in Section 2.4(b)(i).

(e)    Parent will make the payments provided for in Section 2.4(b)(iii)(A) by wire transfer of immediately available funds pursuant to wire transfer instructions to be provided by Escrow Agent. Parent will make the payments provided for in Sections 2.4(b)(iii)(B) and 2.4(c) by wire transfer of immediately available funds pursuant to wire transfer instructions to be provided by Representative concurrently with the Closing Payment Spreadsheet. Parent will pay the Net Closing Cash provided for in Section 2.4(b)(iii)(C) and will deliver the Closing Payment Parent Shares in accordance with Section 2.5.

2.5    Closing Payment.

(a)    Parent will make the Closing Payment in accordance with and subject to the following limitations:

(i)    The maximum aggregate number of Parent Shares to be used by Parent to pay consideration to all Former Equity Owners (whether as part of the Closing Payment, as part of any Escrowed Shares, or as part of any later payment of Merger Consideration) will not exceed the Parent Share Limit;

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(ii)    That portion of the Closing Payment to be paid to any Non-Accredited Investor will be paid entirely in cash out of that portion of the Net Closing Cash referred to in Section 2.4(b)(iii)(C);

(iii)    Subject to the limitations set forth in Sections 2.5(a)(i) and (ii), that portion of the Closing Payment to be paid to any Accredited Investor will be paid in such combination of (A) Parent Shares and (B) cash as is determined pursuant to the Parent Shares/Cash Allocation Procedures.

For the avoidance of doubt, if and to the extent any portion of the Closing Payment to be made to any Former Equity Owner is withheld as contemplated by Section 2.7, unless otherwise determined by Parent, that withholding will be deducted from the Net Closing Cash and any amount so withheld will be treated as having been paid to the Former Equity Owner for all purposes of this Agreement.

(b)    Parent will deliver that portion of the Closing Payment Parent Shares that is to be paid to each Former Equity Owner through the Transfer Agent so that the Parent Shares so delivered will be held in the name of the Former Equity Owner immediately after the Closing; except that in the case of any Former Equity Owner who has not delivered to Parent, by not later than two Business Days before the Closing, an accredited investor letter in such form as Parent may reasonably require, the completion of the transfer of the Parent Shares to the Former Equity Owner will be delayed by the Transfer Agent until Parent has received such an accredited investor letter from the Former Equity Owner after the Closing.

(c)    Parent will deliver the Escrowed Shares to the Transfer Agent to be held as contemplated in Section 2.4(b)(i).

(d)    Each book-entry confirmation representing any of the Closing Payment Parent Shares (including the Escrowed Shares) will be subject to stop transfer instructions and will be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(e)    Each book-entry confirmation representing any of the Escrowed Shares will be subject to stop transfer instructions and will be stamped or otherwise imprinted with a legend (the “Escrow Legend”) substantially in the following form:

“THE SALE OR OTHER TRANSFER OF THESE SECURITIES REPRESENTED BY CONFIRMATION, WHETHER VOLUNTARY OR BY

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OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS, AS WELL AS A POTENTIAL OBLIGATION TO SURRENDER THE SECURITIES, BY ACTION OF THE REPRESENTATIVE, IN CERTAIN CIRCUMSTANCES, ALL AS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER BETWEEN DERMA SCIENCES, INC., DB MERGER SUB ONE, LLC, BIOD, LLC, AND CYNTHIA WEATHERLY AS REPRESENTATIVE, DATED JULY 27, 2016. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF DERMA SCIENCES, INC.”

(f)    Parent will pay that portion of the Net Closing Cash that is to be paid to each Former Equity Owner in accordance with the Closing Payment Spreadsheet and by wire transfer of immediately available funds pursuant to wire transfer instructions to be provided by Representative concurrently with the Closing Payment Spreadsheet; except that in the case of any Former Equity Owner who has not delivered to Parent a duly executed and valid Form W-9 (or Form W-8BEN in the case of a non-resident alien individuals or foreign entities) (any such duly executed and Valid Form W-9 or Form W-8BEN, as the case may be, a “Valid Form W-9 or W-8BEN”) or with respect to which wire transfer instructions have not been so delivered, Parent will retain the cash that would otherwise have been paid to that Former Equity Owner, to be held until Parent has received a duly executed and Valid Form W-9 or W-8BEN or wire transfer instructions, as the case may be, and then paid by Parent to the Former Equity Owner.

(g)    No interest will be paid to or accrued in favor of any Former Equity Owner with respect to payments of any Merger Consideration that is paid at any time after the Closing Date in accordance with any provision of this Section 2.5.

(h)    Any portion of the Closing Payment that remains unclaimed by the Former Equity Owners after the first anniversary of the Closing Date will be returned to Parent, upon demand, and any such Former Equity Owner who has not delivered a Valid Form W-9 or W-8BEN or an accredited investor letter, as the case may be, on or before that first anniversary, may thereafter look only to Parent for payment of the Closing Payment. Notwithstanding the foregoing, Parent will not be liable to any Former Equity Owner for any amounts paid to a Government Entity pursuant to applicable abandoned property, escheat or similar applicable Laws. Any amounts remaining unclaimed by Former Equity Owners by the second anniversary of the Closing Date (or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any Government Entity) will become, to the extent permitted by applicable Laws, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(i)    Parent Shares/Cash Allocation Procedures. Attached as Exhibit B are the procedures (the “Parent Shares/Cash Allocation Procedures”) to be used to determine, as to that portion of the Closing Payment (and as to that portion of any Earn Out Payment or Product Payment) that is to be made to any Accredited Investor, the part thereof that will be paid in Parent Shares, on the one hand, and the part thereof that will be paid in cash, on the other hand.

2.6    Per Share Signing Value. The per share value of Parent Shares used to make any portion of the Closing Payment will be equal to the volume weighted average price per share for all transactions in Parent Shares reported on The NASDAQ Stock Market LLC during the ten most recent consecutive trading days ending immediately before the date of this Agreement (the “Per Share Signing Value”).

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2.7    Withholding. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, the Escrow Agent, the Surviving Company, Representative and Parent will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Law. If the Paying Agent, the Escrow Agent, the Surviving Company, Representative or Parent, as the case may be, so withholds amounts, such amounts will be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Paying Agent, the Escrow Agent, the Surviving Company, Representative or Parent, as the case may be, made such deduction and withholding.

2.8    Working Capital Adjustments. The Base Merger Consideration will be subject to adjustment as follows:

(a)    Pre-Closing Working Capital Adjustment.

(i)    Pre-Closing Statement. At least three Business Days before the Closing Date, the Company will deliver to Parent (A) a balance sheet of the Company as of June 30, 2016, and (B) an estimate of the Closing Working Capital (the “Estimated Closing Working Capital”), together with all worksheets, working papers, line item details for accounts, schedules and other data reasonably requested by Parent to support such estimate (collectively, the “Pre-Closing Statement”). The Company represents that the Estimated Closing Working Capital included in the Pre-Closing Statement has been determined, and that the Pre-Closing Statement has been prepared, in accordance with GAAP.

(ii)    Estimated Adjustment. As the adjustment contemplated by Section 2.2, the Base Merger Consideration will be decreased by the amount, if any, by which the Estimated Closing Working Capital falls short of the $**** amount shown as the consolidated working capital of the BioD Companies in the June 30, 2016 Financial Statements (any such shortfall, the “Estimated Adjustment”). The Base Merger Consideration, as determined for purposes of the Closing after the adjustment set forth in this Section 2.8(a)(ii), is referred to herein as the “Closing Payment.”

(b)    Post-Closing Working Capital Adjustment.

(i)    Closing Statement. As promptly as practicable, but in any event within 45 days after the Closing Date, Parent will deliver to Representative (i) an unaudited balance sheet of the Company as of the Closing Date and (ii) its calculation of the Closing Working Capital, together with all worksheets, working papers, line item details for accounts, schedules and other data reasonably requested by Representative to support such calculation (collectively, the “Closing Statement”). The Closing Statement will be prepared in accordance with GAAP.

(ii)    Dispute. Within 45 days following delivery of the Closing Statement by Parent, if Representative has any objection to Parent’s calculation of the Closing Working Capital or any other items set forth in the Closing Statement, Representative will deliver to Parent a written statement setting forth her objections to the Closing Statement (an “Objections Statement”), which statement will identify in reasonable detail any and all items and amounts to which Representative objects (such items and amounts so specified in reasonable detail in the Objections Statement, the “Disputed Items”). If Representative does not deliver an Objections Statement to Parent within such 45 day period, the Closing Statement as prepared by Parent will

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be final, binding and non-appealable by the parties. If Representative delivers an Objections Statement, Representative and Parent will negotiate in good faith to resolve any Disputed Items. If Representative and Parent are not able to reach a final resolution with respect to any Disputed Item within 30 days after the delivery of the Objections Statement to Parent, Representative and Parent will jointly engage PricewaterhouseCoopers (or, if PricewaterhouseCoopers is either Parent’s accountants or the Company’s accounts, then such impartial nationally recognized firm of independent certified public accountants, other than Parent’s accountants or the Company’s accountants, appointed by mutual agreement of Parent and the Representative) (in either case, the “Accounting Firm”) to resolve any unresolved Disputed Items. If the parties so engage the Accounting Firm, each party will submit to the Accounting Firm, not later than 30 days after the date on which the Accounting Firm is engaged, a written statement with its position on each Disputed Item (which, in the case of Parent, will be consistent with the position taken in the Closing Statement and, in the case of Representative, will be consistent with the position taken in the Objections Statement), together with such supporting documentation as may be reasonably requested by the Accounting Firm. Representative and Parent will each be entitled to meet with the Accounting Firm and will each use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within 30 days after the date on which the Accounting Firm receives the statements prepared by Representative and Parent. The Accounting Firm will determine the amount of the Closing Working Capital based in accordance with GAAP and its final determination will be, in the aggregate, neither more favorable to Parent than the position taken by Parent in the Closing Statement, nor more favorable to Representative than the position taken by Representative in the Objections Statement. The Accounting Firm will provide a calculation of the Closing Working Capital to both parties based on its resolution of the Disputed Items, and the Closing Working Capital as so calculated will be final, binding and non-appealable by the parties. Each party will bear its own costs and expenses in connection with the resolution of any such dispute by the Accounting Firm. The costs and expenses of the Accounting Firm will be paid by the parties in inverse proportion to the extent to which the dollar amount of Closing Working Capital contended for by each party (in the Closing Statement and in the Objections Statement, respectively) matches the dollar amount of the Closing Working Capital as determined by the Accounting Firm. As an example only, if: Parent, in the Closing Statement, contended that Closing Working Capital should be $X; Representative, in the Objections Statement, contended that Closing Working Capital should be $X + $100,000; and the Accounting Firm determined Closing Working Capital to be $X + $70,000, Parent would be required to pay 70% of the costs and expenses of the Accounting Firm and Representative would be required to pay the remaining 30% of those costs and expenses.

(iii)    Access. For purposes of complying with the terms set forth in this Section 2.8(b), Representative, on the one hand, and Parent, on the other hand, will, and Parent will cause the Company to, cooperate with and provide the other party, the Accounting Firm and their respective representatives with access (upon reasonable notice and during normal business hours) to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Company as may be reasonably requested in connection with review of the Closing Statement and the resolution of any Disputed Items.

(iv)    Adjustment.

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(A) If the Closing Working Capital (as finally determined pursuant to this Section 2.8(b)) is less than the smaller of (x) the Estimated Closing Working Capital, or (y) $****, the Base Merger Consideration will be decreased on a dollar-for-dollar basis by an amount equal to the amount by which the Closing Working Capital is less than the smaller of the Estimated Working Capital or $****.

(B) If the Closing Working Capital (as finally determined pursuant to this Section 2.8(b)) is greater than the Estimated Closing Working Capital, the Base Merger Consideration will be increased on a dollar-for-dollar basis by an amount equal to the smaller of (x) the amount by which Closing Working Capital (as finally determined pursuant to this Section 2.8(b)) exceeds Estimated Working Capital, or (y) the dollar amount of the Estimated Adjustment.

The adjustment, if any, provided for in this Section 2.8(b)(iv) is referred to in this Agreement as the “Post-Closing Working Capital Adjustment.”

(v)    Payment of Adjustment.

(A) If the Base Merger Consideration is reduced pursuant to Section 2.8(b)(iv)(A), Parent and Representative will deliver to the Escrow Agent and to the Transfer Agent, within five Business Days of the date of the final determination of the dollar amount of the Closing Working Capital pursuant to this Section 2.8(b) (whether by delivery from Representative to Parent of a written acceptance of the amount reflected in the Closing Statement, by the expiration of 30 days after delivery of the Closing Statement by Parent without Representative having delivered an Objections Statement, upon delivery by the Accounting Firm of its calculation, or upon other mutual agreement by Parent and Representative), joint instructions directing the Escrow Agent and the Transfer Agent to pay to Parent an aggregate amount, in cash and Escrowed Shares, free of the Escrow Legend, equal to the Post-Closing Working Capital Adjustment, with the cash portion of any such payment to be made from the General Escrow Cash Amount, by wire transfer of immediately available funds, within two Business Days of the receipt by the Escrow Agent of those instructions, and the Escrowed Shares portion of any such payment to be made from the General Escrow PS Amount, by transfer of the Escrowed Shares constituting that portion to Parent to be held as treasury shares free of the Escrow Legend.

(B) If the Base Merger Consideration is increased pursuant to Section 2.8(b)(iv), Parent will pay to the Paying Agent for disbursement to the Former Equity Owners in accordance with their Sharing Ratios, within five Business Days of the date of the final determination of the dollar amount of the Closing Working Capital pursuant to this Section 2.8(b) (whether by delivery from Representative to Parent of a written acceptance of the amount reflected in the Closing Statement, by the expiration of 30 days after delivery of the Closing Statement by Parent without Representative having delivered an Objections Statement, upon delivery by the Accounting Firm of its calculation, or upon other mutual agreement by Parent and Representative), an amount equal to the Post-Closing Working Capital Adjustment, as follows:

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(I)    each Former Equity Owner’s Sharing Ratio will be multiplied by the aggregate amount to be paid or transferred to all Former Equity Owners (such product being, with respect to each Former Equity Owner, the “Working Capital Pro Rata Share”);

(II)    each Former Equity Owner’s Working Capital Pro Rata Share (x) will be multiplied by such Former Equity Owner’s Adjusted Cash-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “Working Capital Pro Rata Cash Share”) and (y) will be multiplied by such Former Equity Owner’s Adjusted PS-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “Working Capital Pro Rata PS Share”); and

(III)    each Former Equity Owner will receive an amount of cash equal to its Working Capital Pro Rata Cash Share and Parent Shares equal to its Working Capital Pro Rata PS Share (which such cash and Parent Shares will be paid or delivered by Parent in the same manner as the Closing Payment Parent Shares (other than the Escrowed Shares).

(c)    Treatment of Adjustments. Any amount to be paid pursuant to this Section 2.8 will be treated as an adjustment to the Merger Consideration for all purposes.

2.9    Reserved **** Collections Adjustment.

(a)     For purposes of this Agreement, “Reserved **** Receivables” means “those receivables with respect to Net Sales attributable to **** Products for the 12-month period ended June 30, 2016 that are included on Schedule 2.9 which receivables, in the aggregate, have a face value of $****. From and after the Closing Date, the Company will use at least the same degree of effort to collect the Reserved **** Receivables as it has historically used to collect receivables generally.

(b)    The Company will track all collections of Reserved **** Receivables received by the Company from July 1, 2016 through October 27, 2016 (the “October Report Date”) and from the October Report Date through January 27, 2017 (the “January Report Date”). Within ten days of the October Report Date, the Company will provide a report to Parent and to Representative that sets forth the aggregate dollar amount collected by the Company with respect to all Reserved **** Receivables from July 1, 2016 through the October Report Date (the “First Tranche of Reserved **** Collections”). Within ten days of the January Report Date, the Company will provide a report to Parent and to Representative that sets forth the aggregate dollar amount collected by the Company with respect to all Reserved **** Receivables after the October Report Date and through the January Report Date (the “Second Tranche of Reserved **** Collections”).

(i)    By not later than three days after receipt by the Company of the October Report Date, Parent and Representative will deliver joint instructions directing the Escrow Agent and the Transfer Agent to pay to the Paying Agent for disbursement to Former Equity Owners and to transfer to Former Equity Owners, an aggregate amount, in cash and Escrowed Shares, free of the Escrow Legend, equal to the lesser of (A) **** times the First Tranche of Reserved **** Collections, or (B) the entire Reserved **** Collections Escrow Amount, subject to Sections 2.9(c) and (d).

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(ii)     By not later than three days after receipt by the Company of the January Report Date, Parent and Representative will deliver joint instructions directing the Escrow Agent and the Transfer Agent to pay to the Paying Agent for disbursement to Former Equity Owners and to transfer to Former Equity Owners, subject to Section 2.9(c) and (d):

(A) from the Reserved **** Collections Escrow Amount, an aggregate amount, in cash and Escrowed Shares, free of the Escrow Legend, equal to the lesser of (A) **** times the Second Tranche of Reserved **** Collections, or (B) the entire amount remaining in the Reserved **** Collections Escrow Amount after the making of the payment provided for in Section 2.9(b)(i), and

(B) to pay to Parent, in cash and by transfer of Escrowed Shares, free of the Escrow Legend, the remainder, if any, of the Reserved **** Collections Escrow Amount. Any amount of cash so paid and Escrowed Shares so transferred to Parent (the “Reserved **** Collections Adjustment”) will constitute a reduction of the Merger Consideration as provided in Section 2.2(f).

(c)    Any payment of cash or transfer of Escrowed Shares to the Former Equity Owners pursuant to this Section 2.9 will be paid or transferred, as applicable, as if such cash and Escrowed Shares were a part of Net Closing Cash and/or Closing Payment Parent Shares, and will be subject to the limitations and payment procedures set forth in Section 2.5 and subject to adjustment pursuant to the Parent Shares/Cash Allocation Procedures. As to any payment or transfer pursuant to this Section 2.9, the cash portion will come from the Reserved **** Collections Escrow Cash Amount and the Escrowed Shares portion will come from the Reserved **** Collections Escrow PS Amount and will be paid or transferred as follows:

(i)    each Former Equity Owner’s Sharing Ratio will be multiplied by the aggregate amount to be paid or transferred to all Former Equity Owners pursuant to this Section 2.9 (such product being, with respect to each Former Equity Owner, the “**** Collections Pro Rata Share”);

(ii)    each Former Equity Owner’s **** Collections Pro Rata Share (x) will be multiplied by such Former Equity Owner’s Adjusted Cash-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “**** Collections Pro Rata Cash Share”) and (y) will be multiplied by such Former Equity Owner’s Adjusted PS-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “**** Collections Pro Rata PS Share”); and

(iii)    subject to Section 2.9(d), each Former Equity Owner will receive an amount of cash equal to its **** Collections Pro Rata Cash Share and Escrowed Shares, free of the Escrow Legend equal to its **** Collections Pro Rata PS Share (which cash and Escrowed Shares will be transferred from the Reserved **** Collections Escrow Cash Amount and the Reserved **** Collections Escrow PS Amount, respectively).

(d)    If any Former Equity Holder has failed to provide a Valid Form 9 or 8BEN, the Escrow Agent will pay any amount that would otherwise have been payable to that Former Equity Holder pursuant to Section 2.9(b)(i) to Parent, to be held by Parent until the Former Equity Holder provides a Valid Form 9 or 8BEN and then paid to the Former Equity Holder by Parent.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

2.10    Base Accounts Receivable Collections Adjustment.

(a)     For purposes of this Agreement:

(i)    “Base Accounts Receivable” means those accounts receivable of the BioD Companies, totaling $****, that were outstanding on June 30, 2016 and are included on the aged listing of Accounts Receivable outstanding on that date that is attached to this Agreement as Exhibit C; and

(ii)    “Base Collections Threshold” means $****.

(b)    From the Closing Date through the first anniversary of the Closing Date (that first anniversary, the “Base Collection Cutoff Date”), the Company will use at least the same degree of effort to collect the Base Accounts Receivable as it has historically used to collect accounts receivables generally and will provide a status report on collections of Base Accounts Receivable to Representative at least once each calendar quarter. Not later than ten days after the Base Collection Cutoff Date, the Company will provide a report to Parent and to Representative that sets forth the aggregate dollar amount collected by the Company with respect to all Base Accounts Receivable from July 1, 2016 through the Base Collection Cutoff Date (such dollar amount, the “Base Accounts Receivable Collections”).

(c)    By not later than 30 days after the Base Collection Cutoff Date, Parent and Representative will deliver joint instructions directing the Escrow Agent and the Transfer Agent:

(i)    to pay to the Paying Agent for disbursement to Former Equity Owners and to transfer to Former Equity Owners (subject to Sections 2.10(d)) from the Base Accounts Receivable Collections Escrow Amount, an aggregate amount, in cash and Escrowed Shares, free of the Escrow Legend, equal to the lesser of (A) the amount by which the Base Accounts Receivable Collections exceeds the Base Collections Threshold, or (B) the entire Base Accounts Receivable Collections Escrow Amount; and

(ii)    to pay to Parent, in cash and by transfer of Escrowed Shares, free of the Escrow Legend, the remainder, if any, of the Base Accounts Receivable Collections Escrow Amount. Any amount of cash so paid and Escrowed Shares so transferred to Parent (the “Base Accounts Receivable Collections Adjustment”) will constitute a reduction of the Merger Consideration as provided in Section 2.2(g).

(d)    Any payment of cash or transfer of Escrowed Shares to the Former Equity Owners pursuant to this Section 2.10 will be paid and transferred, as applicable, as if such cash and Escrowed Shares were a part of Net Closing Cash and/or Closing Payment Parent Shares, and will be subject to the limitations and payment procedures set forth in Section 2.5 and subject to adjustment pursuant to the Parent Shares/Cash Allocation Procedures. As to any payment or transfer pursuant to this Section 2.10, the cash portion will come from the Base Accounts Receivable Collections Escrow Cash Amount and the Escrowed Shares portion will come from the Base Accounts Receivable Collections Escrow PS Amount, and will be paid or transferred as follows:

(i)    each Former Equity Owner’s Sharing Ratio will be multiplied by the aggregate amount to be paid or transferred to all Former Equity Owners pursuant to this Section 2.10 (such product being, with respect to each Former Equity Owner, the “Base Accounts Receivable Collections Pro Rata Share”);

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(ii)    each Former Equity Owner’s Base Accounts Receivable Collections Pro Rata Share (x) will be multiplied by such Former Equity Owner’s Adjusted Cash-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “Base Accounts Receivable Collections Pro Rata Cash Share”) and (y) will be multiplied by such Former Equity Owner’s Adjusted PS-Election Percentage (as defined in the Parent Shares/Cash Allocation Procedures) (such product being the “Base Accounts Receivable Collections Pro Rata PS Share”); and

(iii)    subject to Section 2.10(e), each Former Equity Owner will receive an amount of cash equal to its Base Accounts Receivable Collections Pro Rata Cash Share and Escrowed Shares equal to its Base Accounts Receivable Collections Pro Rata PS Share (which cash and Escrowed Shares will be transferred from the Base Accounts Receivable Collections Escrow Cash Amount and the Base Accounts Receivable Collections Escrow PS Amount, respectively).

(e)    If any Former Equity Holder has failed to provide a Valid Form 9 or 8BEN, the Escrow Agent will pay any amount that would otherwise have been payable to that Former Equity Holder pursuant to 2.10(c)(i) to Parent, to be held by Parent until the Former Equity Holder provides a Valid Form 9 or 8BEN and then paid to the Former Equity Holder by Parent.

2.11    Earn Out. As contemplated by Section 2.2, Former Equity Owners will be entitled to additional consideration as follows:

(a)    First Earn Out Consideration. If the Net Sales of the BioD Companies for the 12-month period ending on June 30, 2017 (the “First Earn Out Year”) exceeds the Net Sales of the BioD Companies for the 12-month period ending on June 30, 2016, the Former Equity Owners will be entitled to receive additional consideration (the “First Earn Out Consideration”) in an aggregate amount equal to **** times the dollar amount of that excess, subject to (i) an upper limit on the amount of the First Earn Out Consideration equal to $26,500,000, and (ii) potential offset of any portion of the First Earn Out Consideration in excess of $13,250,000 (any such excess, the “First Year Suspense Amount”) by any Second Year Shortfall, as provided in Section 2.11(c).

(b)    Second Earn Out Consideration. If the Net Sales of the BioD Companies for the 12-month period ending on June 30, 2018 (the “Second Earn Out Year”) exceeds the Net Sales of the BioD Companies for the First Earn Out Year, the Former Equity Owners will be entitled to receive additional consideration (the “Second Earn Out Consideration”) in an aggregate amount equal to **** times the dollar amount of that excess, subject to an upper limit on the amount of the Second Earn Out Consideration equal to $26,500, 000 minus the amount of the First Earn Out Consideration.

(c)    Potential Clawback. If the Net Sales of the BioD Companies for the Second Earn Out Year fall short of the Net Sales of the BioD Companies for the First Earn Out Year (the amount of any such shortfall, the “Second Year Shortfall”), the First Year Suspense Amount will be offset and reduced, but not below zero, by an aggregate amount equal to **** times the dollar amount of the Second Year Shortfall. To the extent any First Year Suspense Amount is so offset and reduced, it will not be paid.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(d)    Earn Out Statements. No later than 60 days following the end of each Earn Out Year (each such 60-day period, an “Earn Out Review Period”), Parent will prepare and deliver to Representative a statement (an “Earn Out Statement”) setting forth its calculation of Net Sales relevant to determining the amount, if any, of (i) the First Earn Out Consideration and any First Year Suspense Amount (after the First Earn Out Year), or (ii) the Second Earn Out Consideration or any offset of the First Year Suspense Amount (after the end of the Second Earn Out Year).

(e)    Dispute. Within 45 days following delivery of each Earn Out Statement by Parent, if Representative has any objection to Parent’s calculation of the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be, Representative will deliver to Parent a written statement setting forth her objections to the Earn Out Statement (an “Earn Out Objections Statement”), which statement will identify in reasonable detail any and all items and amounts to which Representative objects (such items and amounts so specified in reasonable detail in the Earn Out Objections Statement, the “Earn Out Disputed Items”). If Representative does not deliver an Earn Out Objections Statement to Parent within such 45 day period, the Earn Out Statement as prepared by Parent will be final, binding and non-appealable by the parties. If Representative delivers an Earn Out Objections Statement, Representative and Parent will negotiate in good faith to resolve any Earn Out Disputed Items. If Representative and Parent are not able to reach a final resolution with respect to any Earn Out Disputed Item within 30 days after the delivery of the Earn Out Objections Statement to Parent, Representative and Parent will jointly engage the Accounting Firm to resolve any unresolved Earn Out Disputed Items. If the parties so engage the Accounting Firm, each party will submit to the Accounting Firm, not later than 30 days after the date on which the Accounting Firm is engaged, a written statement with its position on each Earn Out Disputed Item (which, in the case of Parent, will be consistent with the position taken in the Earn Out Statement and, in the case of Representative, will be consistent with the position taken in the Earn Out Objections Statement), together with such supporting documentation as may be reasonably requested by the Accounting Firm. Representative and Parent will each be entitled to meet with the Accounting Firm and will each use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within 30 days after the date on which the Accounting Firm receives the statements prepared by Representative and Parent. The Accounting Firm will determine the amount of the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be, in accordance with GAAP and its final determination will be, in the aggregate, neither more favorable to Parent than the position taken by Parent in the Earn Out Statement, nor more favorable to Representative than the position taken by Representative in the Earn Out Objections Statement. The Accounting Firm will provide a calculation of the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be, to both parties based on its resolution of the Earn Out Disputed Items, and the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be, as so calculated will be final, binding and non-appealable by the parties. Each party will bear its own costs and expenses in connection with the resolution of any such dispute by the Accounting Firm. The costs and expenses of the Accounting Firm will be paid by the parties in inverse proportion to the extent to which the dollar amount of the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be,, contended for by each party (in the Earn Out Statement and in the Earn Out Objections Statement, respectively) matches the dollar amount of the First Earn Out Consideration, the Second Earn Out Consideration, or any First Year Suspense Amount, as the case may be, as determined by the Accounting Firm.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(f)    Access. For purposes of complying with the terms set forth in this Section 2.11, Representative, on the one hand, and Parent, on the other hand, will, and Parent will cause the Company to, cooperate with and provide the other party, the Accounting Firm and their respective representatives with access (upon reasonable notice and during normal business hours) to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Company as may be reasonably requested in connection with review of any Earn Out Statement and the resolution of any Earn Out Disputed Items.

(g)    Per Share Earn Out Payment Value. The per share value of Parent Shares used to make any portion of the First Earn Out Payment or the Second Earn Out Payment, as the case may be, will be equal to the volume weighted average price per share for all transactions in Parent Shares reported on The NASDAQ Stock Market LLC during the last ten consecutive trading days in the respective Earn Out Review Period (the “Per Share Earn Out Payment Value”).

(h)    Payment of Earn Out Consideration. Parent will pay (x) the First Earn Out Consideration (less any First Year Suspense Amount), and (y) the Second Earn Out Consideration and any First Year Suspense Amount remaining after the application of Section 2.11(c), as the case may be, within five Business Days of the date of the final determination of the dollar amount of the items specified in clause (x) or (y), as the case may be (whether by delivery from Representative to Parent of a written acceptance of the amount reflected in an Earn Out Statement, by the expiration of 45 days after delivery of the Earn Out Statement by Parent without Representative having delivered an Earn Out Objections Statement, upon delivery by the Accounting Firm of its calculation, or upon other mutual agreement by Parent and Representative). Parent will make each Earn Out Payment using such combination of Parent Shares, valued at the Per Share Earn Out Payment Value, and cash as Parent may determine in its sole discretion, except that:

(i)    the maximum aggregate number of Parent Shares to be used by Parent to pay consideration to all Former Equity Owners (whether as part of the Closing Payment, any Earn Out Payment, and/or any Product Payment) will not exceed the Parent Share Limit;

(ii)    no more than 35% of the aggregate amount of any Earn Out Payment will be made in Parent Shares;

(iii)    the portion of any Earn Out Payment to be made to any Non-Accredited Investor will be made entirely in cash; and

(iv)    the portions of any Earn Out Payment to be made to any Accredited Investor (A) in Parent Shares (if and to the extent Parent elects to make any part of the Earn Out Payment in Parent Shares) and (B) in cash will be determined in accordance with the Parent Shares/Cash Allocation Procedures.

For the avoidance of doubt, if and to the extent any portion of the Earn Out Payment to be made to any Former Equity Owner is withheld as contemplated by Section 2.7, unless otherwise determined by Parent, that withholding will be deducted from the cash portion of that Earn Out Payment and any amount so withheld will be treated as having been paid to the Former Equity Owner for all purposes of this Agreement.

(i)    Payment Procedures. Parent will make the cash portion and Parent Shares portions of any Earn Out Payment that is to be made to each Former Equity Owner through the Paying Agent and the Transfer Agent following procedures consistent with those prescribed in Section 2.5 in connection with the payment of cash and delivery of Parent Shares as part of the Closing Payment.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(j)    No Interest. No interest will be paid to or accrued in favor of any Former Equity Owner with respect to payments of any Earn Out Payment in accordance with any provision of this Section 2.11.

(k)    Unclaimed Interests. Any portion of an Earn Out Payment that remains unclaimed by the Former Equity Owners after the first anniversary of the date on which such Earn Out Payment was first tendered generally to Former Equity Owners will be returned to Parent, upon demand, and any such Former Equity Owner who has not delivered a Valid Form W-9 or W-8BEN or an accredited investor letter, as the case may be, on or before that first anniversary, may thereafter look only to Parent for payment of the Earn out Payment. Notwithstanding the foregoing, Parent will not be liable to any Former Equity Owner for any amounts paid to a Government Entity pursuant to applicable abandoned property, escheat or similar applicable Laws. Any amounts remaining unclaimed by Former Equity Owners by the second anniversary of the date on which such Earn Out Payment was first tendered generally to Former Equity Owners (or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any Government Entity) will become, to the extent permitted by applicable Laws, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(l)    Obligation Transferred to New Parent. Until the first date on which the First Earn Out Consideration and the Second Earn Out Consideration have been paid or it has been determined that no amount remains to be paid as any part of the First Earn Out Consideration (including any First Year Overage Amount that is not offset) or as any Second Earn Out Consideration (such first date, the “Earn Out Completion Date”), if Parent effects a sale, lease, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of Parent or the Company or a merger, consolidation, recapitalization or other transaction in which any Person other than Parent or any Subsidiary of Parent becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of all interests in Parent or the Company (in either event, a “New Parent”), then Parent will cause such agreement as contains the terms and conditions governing such transaction to obligate the New Parent to make the First Earn Out Consideration Payment and/or Second Earn Out Consideration Payment, as applicable, as contemplated by this Agreement. If, at the time if any at which a New Parent becomes obligated to make any Earn Out Consideration Payment, the New Parent is not a publicly traded entity, all Earn Out Consideration Payments made by the New Parent must be made in cash (and no portion thereof may be paid in stock of the New Parent).

(m)    Acceleration in Certain Events.

(i)    If, at any time before the end of the Second Earn Out Year, ****, Parent will pay, in full satisfaction of any obligation to make any further payment of Earn Out Consideration, an amount equal to $26,500,000 minus the aggregate dollar amount

(ii)    of any Earn Out Consideration previously paid by Parent pursuant to this Section 2.11. If Parent is obligated to make a payment under this Section 2.11(m)(i), the provisions of Sections 2.11(g) and 2.11(h) will apply with the following modifications:

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(A) The Per Share Earn Out Payment Value will be based on transactions during the last ten consecutive trading days ending before the date on which ****.

(B) The payment to be made by Parent will be made within 30 days of the date on which ****.

(iii)    If, at any time before the end of the Second Earn Out Year, Parent effects a sale, lease, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of Parent or the Company to **** (collectively “Competitor”), or a merger, consolidation, recapitalization or other transaction in which Competitor becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of all interests in Parent or the Company (the first date, if any, on which the foregoing condition is satisfied, the “Competitor Transaction Date”), Parent will pay, in full satisfaction of any obligation to make any further payment of Earn Out Consideration, an amount equal to $26,500,000 minus the aggregate dollar amount of any Earn Out Consideration previously paid by Parent pursuant to this Section 2.11. If Parent is obligated to make a payment under this Section 2.11(m)(iii), the provisions of Sections 2.11(g) and 2.11(h) will apply with the following modifications:

(A) The Per Share Earn Out Payment Value will be based on transactions during the last ten consecutive trading days ending before the Competitor Transaction Date.

(B) The payment to be made, or caused to be made, by Parent will be made on the Competitor Transaction Date.

2.12    Product Payments. As contemplated by Section 2.2, Former Equity Owners will be entitled to additional consideration with respect to **** and **** if and to the extent so provided in the remainder of this Section 2.12 (any such additional consideration, a “Product Payment”):

(a)    **** Product Payment.

(i)    If, during the period beginning on the date of execution of this Agreement and ending at the close of business on the date that is exactly nine months after the Closing Date (such ending date, the “Nine Month Date”), **** Parent will make a **** to the Paying Agent for disbursement to the Former Equity Owners. If **** becomes payable pursuant to the immediately preceding sentence, that **** will be payable on a date to be selected by Parent that is not later than 20 days after the Nine Month Date.

(ii)    If:

(A) the Company does receive a **** at any time before the close of business on the Nine Month Date; and

(B) the Company continues to **** following receipt of ****; and

(C) thereafter, either

(I)    **** does not, at any time within 270 days after the Company’s receipt of ****, take additional action ****, or

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(II)    the Company otherwise reaches agreement **** at any time within 270 days after the Company’s receipt of **** that **** may continue ****;

Parent will make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners, which will be payable on a date to be selected by Parent that is not later than 20 days after the first to occur of (x) the date on which ****, or (y) 270 days after the Company’s receipt of ****.

(iii)    If:

(A) at any time before the Nine Month Date **** imposes requirements as a condition for ****; and

(B) following the imposition of those requirements, ****; and

(C) thereafter, such requirements ****, either:

(I)    as evidenced by a letter from **** to the Company indicating that ****; or

(II)    as evidenced by ****;

Parent will make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners, which will be payable on a date to be selected by Parent that is not later than 20 days after the first to occur of ****, as the case may be.

(iv)    Parent may, by notice given to the Representative at any time before the last time period specified in any of Sections 2.12(a)(i), (ii), or (iii) has expired, which in any event will not be later than **** after the Closing Date (the earlier of (x) the date on which the last of these time periods has expired, and (y) the date **** after the Closing Date, the ****), elect to make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners. If Parent gives the notice of election contemplated by the immediately preceding sentence, **** Product Payment will be payable on a date to be selected by Parent that is not later than 20 days after Parent gives that notice of election.

For the avoidance of doubt, no more than one **** Product Payment will in any event become payable under this Agreement, and if Parent has not become obligated to make a **** Product Payment by ****, BD Acquisition Group may exercise its **** as set forth in Section ****. The date on which a **** Product Payment becomes payable, whether under Section 2.12(a)(i), (ii), (iii), or (iv) above, is hereinafter referred to as the ****.

(b)     **** Product Payment.

(i)    If during the period beginning on the date of execution of this Agreement and ending at the close of business on the Nine Month Date, ****, Parent will make a **** to the Paying Agent for disbursement to the Former Equity Owners. If a **** becomes payable pursuant to the immediately preceding sentence, **** will be payable on a date to be selected by Parent that is not later than 20 days after the Nine Month Date.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(ii)    If:

(A) the Company does receive a **** at any time before the close of business on the Nine Month Date; and

(B) the Company continues to **** following receipt of the ****; and

(C) thereafter, either

(I)    **** does not, at any time within 270 days after the Company’s receipt of ****, take additional action ****, or

(II)    the Company otherwise reaches agreement **** at any time within 270 days after the Company’s receipt of **** that **** may continue ****;

Parent will make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners, which will be payable on a date to be selected by Parent that is not later than 20 days after the first to occur of (x) the date on which a ****, or (y) 270 days after the Company’s receipt of the ****.

(iii)    If:

(A) at any time before the Nine Month Date **** imposes requirements as a condition ****; and

(B) following the imposition of those requirements, ****; and

(C) thereafter, such requirements ****, either:

(I)    as evidenced by a letter from **** to the Company indicating that ****; or

(II)    as evidenced ****;

Parent will make a **** Product Payment to the Paying Agent for disbursement to the Former Equity Owners, which will be payable on a date to be selected by Parent that is not later than 20 days after the first to occur of **** or ****, as the case may be.

(iv)    Parent may, by notice given to the Representative at any time before the last time period specified in any of Sections 2.12(a)(i), (ii), or (iii) has expired, which in any event will not be later than **** after the Closing Date (the earlier of (x) the date on which the last of these time periods has expired, and (y) the date **** after the Closing Date, the ****), elect to make **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners. If Parent gives the notice of election contemplated by the immediately preceding sentence, the **** Product Payment will be payable on a date to be selected by Parent that is not later than 20 days after Parent gives that notice of election.

For the avoidance of doubt, no more than one **** Product Payment will in any event become payable under this Agreement, and if Parent has not become obligated to make a **** Product Payment by the ****, BD Acquisition Group may exercise its **** as set forth in Section ****. The date on which a **** Product Payment becomes payable, whether under subsection 2.12(b)(i), (ii), (iii), or (iv) above, is hereinafter referred to as the ****.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(c)    Aggregate Value of Product Payments.

(i)    Subject to **** and **** set forth in Sections ****, respectively:

(A) The aggregate amount of the **** Product Payment, if any, will be equal to **** times the Net Sales of **** during the most recent period of 12 consecutive calendar months, the last of which ended at least 30 days before the **** Product Payment Date; and

(B) The aggregate amount of the **** Product Payment, if any, will be equal to **** times the Net Sales of **** during the most recent period of 12 consecutive calendar months, the last of which ended at least 30 days before the **** Product Payment Date.

(d)    Collar Minimum. For purposes of this Agreement, the term “Collar Minimum” means a dollar amount equal to (x) $42,500,000 minus (y) the Base Merger Consideration. The Collar Minimum will apply if, and only if, Parent makes both a ****. If the Collar Minimum applies and, but for the application of the Collar Minimum, the sum of the aggregate amount of the **** Product Payment plus the aggregate amount of the **** Product Payment would be less than the Collar Minimum, the aggregate amount of the second of the two Product Payments to be made will be increased to the extent necessary to make the sum of the aggregate amount of the **** Product Payment plus the aggregate amount of the **** Product Payment equal to the Collar Minimum.

(e)    Collar Maximum. For purposes of this Agreement, the term “Collar Maximum” means a dollar amount equal to (x) $51,000,000 minus (y) the Base Merger Consideration. The Collar Maximum will apply if ****: once Parent has paid **** in an aggregate amount equal to the Collar Maximum, Parent will not be obligated to pay any further amount to the Former Equity Holders as part of any ****.

(f)    Per Share Product Payment Value. The per share value of Parent Shares used to make any portion of any Product Payment will be equal to the volume weighted average price per share for all transactions in Parent Shares reported on The NASDAQ Stock Market LLC during the period of ten consecutive trading days, the last of which is the last trading day before the Business Day that is seven Business Days before the **** Product Payment Date or the **** Product Payment Date, as the case may be (the “Per Share Product Payment Value”).

(g)    Payment of Product Payments. Parent will make any Product Payment required by this Section 2.12 on the **** Product Payment Date or the **** Product Payment Date, as the case may be, using such combination of Parent Shares, valued at the Per Share Product Payment Value, and cash as Parent may determine in its sole discretion, except that:

(i)    the maximum aggregate number of Parent Shares to be used by Parent to pay consideration to all Former Equity Owners (whether as part of the Closing Payment, any Earn Out Payment, and/or any Product Payment) will not exceed the Parent Share Limit;

(ii)    no more than 35% of the aggregate amount of any Product Payment will be made in Parent Shares;

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(iii)    the portion of any Product Payment to be made to any Non-Accredited Investor will be made entirely in cash; and

(iv)    the portions of any Product Payment to be made to any Accredited Investor (A) in Parent Shares and (B) in cash will be determined in accordance with the Parent Shares/Cash Allocation Procedures.

For the avoidance of doubt, if and to the extent any portion of the Product Payment to be made to any Former Equity Owner is withheld as contemplated by Section 2.7, unless otherwise determined by Parent, that withholding will be deducted from the cash portion of that Product Payment and any amount so withheld will be treated as having been paid to the Former Equity Owner for all purposes of this Agreement.

(h)    Payment Procedures. Parent will make the cash portion and Parent Shares portions of any Product Payment that is to be made to each Former Equity Owner to the Paying Agent and/or through the Transfer Agent following procedures consistent with those prescribed in Section 2.5 in connection with the payment of cash and delivery of Parent Shares as part of the Closing Payment.

(i)    No Interest. No interest will be paid to or accrued in favor of any Former Equity Owner with respect to payments of any Product Payment in accordance with any provision of this Section 2.12.

(j)    Unclaimed Interests. Any portion of an Product Payment that remains unclaimed by the Former Equity Owners after the first anniversary of the respective Product Payment Date will be returned to Parent, upon demand, and any such Former Equity Owner who has not delivered a Valid Form W-9 or W-8BEN or an accredited investor letter, as the case may be, on or before that first anniversary, may thereafter look only to Parent for payment of the Earn out Payment. Notwithstanding the foregoing, Parent will not be liable to any Former Equity Owner for any amounts paid to a Government Entity pursuant to applicable abandoned property, escheat or similar applicable Laws. Any amounts remaining unclaimed by Former Equity Owners by the second anniversary of the respective Product Payment Date (or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any Government Entity) will become, to the extent permitted by applicable Laws, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(k)    Obligation Transferred to New Parent. Until all Product Payments that could become payable under this Section 2.12 have been made or it has been determined that no further Product Payments could become payable, if Parent effects a sale, lease, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of Parent or the Company or a merger, consolidation, recapitalization or other transaction in which a New Parent becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of all interests in Parent or the Company, then Parent will cause such agreement as contains the terms and conditions governing such transaction to obligate the New Parent to make any Product Payments that might thereafter become payable, as and when applicable, as contemplated by this Agreement. If a New Parent becomes obligated to make any Product Payment and the New Parent is not a publicly traded entity, all Product Payments made by the New Parent pursuant to this Agreement must be made in cash (and no portion thereof may be paid in stock of the New Parent).

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(l)    Acceleration in Certain Events.

(i)    If **** at any time before the first to occur of (x) receipt by the Company of a ****, (y) the date on which Parent makes a **** Product Payment, and (z) the Nine Month Date, Parent will make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners at the time, in the manner, and in the amount that Parent would have been obligated to make such payment if Parent had given notice of an election to make the payment under Section 2.12(a)(iv) on the date on which ****.

(ii)    If **** at any time before the first to occur of (x) receipt by the Company of a ****, (y) the date on which Parent makes a **** Product Payment, and (z) the Nine Month Date, Parent will make a **** Product Payment to the Paying Agent, for disbursement to the Former Equity Owners at the time, in the manner, and in the amount that Parent would have been obligated to make such payment if Parent had given notice of an election to make the payment under Section 2.12(a)(iv) on the date on which ****.

2.13    Post-Closing Operation of the Company. Except as explicitly provided below in this Section 2.13, Parent will have sole discretion with regard to all matters relating to the operation of the BioD Companies after the Closing; provided, however that Parent covenants and agrees, until the end of the Second Earn Out Year: (i) to manage the business and affairs of the BioD Companies in good faith, (ii) not to undertake any action with the intent to limit, delay or thwart the vesting of any Earn Out Payment or Product Payment, (iii) to maintain a separate accounting of the Net Sales of the BioD Companies and complete and accurate books and records relevant to those Net Sales and allow Representative reasonable access to examine those books and records upon reasonable notice; (iv) not to prohibit the BioD Companies from selling any current or future BioD Company Products to any clinical specialty outside the Field; and (iv) to pursue **** necessary to ****.

2.14    Representative; Binding Action; Lock-Up.

(a)    By virtue of the approval and adoption of this Agreement by the requisite Majority Approval (as defined in the Company LLC Agreement), each of the Former Equity Owners will be deemed to have agreed to appoint Cynthia Weatherly (and by execution of this Agreement Cynthia Weatherly hereby accepts such appointment) as the agent and attorney-in-fact (“Representative”) for and on behalf of the Former Equity Owners, to act in the name, place and stead of each Former Equity Owner with respect to all actions required to be taken by the Former Equity Owners or Representative, on behalf of the Former Equity Owners, pursuant to this Agreement, including (i) to deliver and receive all notices and communications, (ii) to prepare and deliver Post-Closing Payment Spreadsheets and resolve any questions regarding the distribution of Post-Closing Payments, including distributions to Representative in her capacity as a Former Equity Owner; (iii) monitor and enforce the post-Closing obligations of Parent and the Surviving Company under this Agreement, including Section 2.9; (iv) take all actions contemplated by Section 2.8(c) with respect to the determination of Closing Working Capital and cash on hand at the Effective Time, including authorizing the payment of any adjustment under that section; and (v) to resolve or satisfy any indemnification claims for Losses incurred by Parent Indemnified Parties under Article VIII and to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Representative for the accomplishment of the foregoing. The power of attorney granted in this Section 2.14 is coupled with an interest and is irrevocable, may be delegated by Representative and will survive the death or incapacity of any

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Former Equity Owner. No bond will be required of Representative, and Representative will receive no compensation for her services. The identity of Representative may be changed, and a successor Representative may be appointed, from time to time (including in the event of the resignation or the death, dissolution, disability or other incapacity of Representative) by Former Equity Owners who, immediately before the Effective Time, held at least 65% of the Class A Units, and any such successor will succeed Representative as Representative hereunder.

(b)    Representative will not be liable to any Former Equity Owner for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment, even though such act or omission constitutes negligence on the part of such Representative, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Representative will only have the duties expressly stated in this Agreement and will have no other duty, express or implied. Representative may engage attorneys, accountants and other professionals and experts. Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by Representative based on such reliance will be deemed conclusively to have been taken in good faith and in the exercise of reasonable judgment. In no event will Representative be liable for punitive, exemplary, speculative, consequential or indirect damages.

(c)    From and after the Effective Time, a decision, act, consent or instruction of Representative within the scope of her authority will constitute a decision of the Former Equity Owners and will be final, binding and conclusive upon the Former Equity Owners. Each of Parent, the Transfer Agent, the Paying Agent and the Escrow Agent (i) may rely upon any such decision, act, consent or instruction of Representative as being the decision, act, consent or instruction of each and every Former Equity Owner; and (ii) is hereby relieved from any liability to any Person for any acts done in accordance with any such decision, act, consent or instruction of Representative.

(d)    The Former Equity Owner Expense Fund will be held and administered by Representative in accordance with the terms of this Section 2.14(d). Representative will have the right to pay (or reimburse himself to the extent she has advanced) the out-of-pocket costs and expenses associated with the performance of her duties hereunder (collectively, “Former Equity Owner Expenses”) from the Former Equity Owner Expense Fund, without notice to or consent of any other Person. Representative will (i) maintain the Former Equity Owner Expense Fund in an interest-bearing bank account dedicated exclusively to the payment of Former Equity Owner Expenses; (ii) not commingle the funds in such account with any of her other assets; (iii) maintain such account free of liens, attachments or encumbrances; and (iv) hold such account in trust and disburse the funds in such account exclusively in accordance with this Agreement. If at any time the balance of the Former Equity Owner Expense Fund is insufficient to pay or reimburse the full amount of Former Equity Owner Expenses, then Representative will have the right to charge the excess to the Former Equity Owners, with each Former Equity Owner being severally liable for his or her proportionate share thereof (based on the relative Unit holdings of all Former Equity Owners immediately before the Effective Time). If, at the time any Post-Closing Payment becomes due and payable, the remaining balance of the Former Equity Owner Expense Fund is less than the Expense Fund Amount, Representative will have the right to specify in the applicable Post-Closing Payment Spreadsheet that a portion of such Post-Closing Payment, up to the amount required to restore the balance of the Former Equity Owner Expense Fund to the Expense Fund Amount, will be deposited with Representative and deducted from the amount otherwise payable to the Former Equity Owners as contemplated by Section 2.11(h). At such time or times as Representative determines, in her reasonable judgment, that the remaining balance in the Former Equity Owner

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Expense Fund exceeds the amount required to cover the Former Equity Owner Expenses that she reasonably expects to be incurred, Representative will distribute the excess funds to the Paying Agent for disbursement to the Former Equity Owners in accordance with their Sharing Ratios. Further, as soon as practicable after the date on which the final obligation of Representative under this Agreement has been discharged or such other date as Representative deems appropriate, the Representative will pay any amounts remaining in the Former Equity Owner Expense Fund to the Paying Agent for disbursement to the Former Equity Owners, in accordance with their Sharing Ratios.

(e)    For so long as any amount remains in the Escrow Account, Parent will cause the Surviving Company to provide Representative with reasonable access to information about the Surviving Company and the reasonable assistance of the officers and employees of Parent and the Surviving Company for purposes of determining the ultimate disposition of those funds.

(f)    Lock-Up.

(i)    From the Closing Date through the date that is 180 days after such date and from any Earn Out Payment Date or Product Payment Date and the date that is 30 days after such date (each such 180-day or 30-day period being, a “Lock-Up Period”), no Former Equity Owner may, without the prior written consent of Parent and then only in compliance with all applicable securities laws: (A) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any of the Parent Shares issued on the Closing Date, the applicable Earn Out Payment Date, or the applicable Product Payment Date, as the case may be, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Parent Shares issued on such applicable date, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Parents Shares, in cash or otherwise.

(ii)    During any Lock-Up Period, no Former Equity Owner may make any demand for or exercise any right with respect to, the registration of any Parent Shares issued on the applicable date without the prior written consent of Parent.

(iii)    Parent will enter stop transfer instructions with the Transfer Agent and registrar relating to the transfer of Parent Shares issued on the applicable date to ensure compliance by Former Equity Owners with the foregoing provisions. By accepting Parent Shares as part of the consideration to be received in the Merger, as part of an Earn Out Payment, or as part of a Product Payment, as applicable, each Former Equity Owner will be deemed to have consented to the entry of those stop transfer instructions.

(iv)    For the avoidance of doubt:

(A) the 180-day Lock-Up Period will apply only with respect to Parent Shares issued to Former Equity Owners on the Closing Date (and not to any other Parent Shares); and

(B) any 30-day Lock-Up Period will apply only with respect to Parent Shares issued to Former Equity Owners on a particular Earn Out Payment Date or a particular Product Payment Date (and not to any other Parent Shares).

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(v)    The parties acknowledge that none of the Parent Shares issued to Former Equity Owners pursuant to this Agreement will be registered pursuant to the Securities Act. Subject to the Lock-Up Periods set forth in this Section 2.14(f), the parties intend that all such Parent Shares will become freely tradable six months after the Closing Date pursuant to the exemption available under Rule 144 under the Securities Act (“Rule 144”) after satisfaction of the holding periods required by Rule 144. As the availability of the exemption under Rule 144 depends, in part, on Parent remaining current in its reporting obligations under the Exchange Act, Parent shall use its reasonable best efforts to remain current until the expiration of the holding periods under Rule 144 applicable to the Parent Shares issued pursuant to this Agreement

2.15    Certain Adjustments. If, at any time during the period between (a) the date of this Agreement and (b) the first date on which no further Earn Out Payment or Product Payment may thereafter become payable under this Agreement, any change in the outstanding shares of capital stock of Parent occurs (or for which the relevant record date will occur) as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration, the Per Share Signing Value, the Per Share Earn Out Value, and any other dependent items, as applicable, will be equitably and proportionately adjusted, if necessary and without duplication, to reflect such change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows:

3.1    Organization and Good Standing. Each of the BioD Companies and BD Acquisition Group LLC is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. The BioD Companies are qualified to do business in the jurisdictions set forth on Schedule 3.1, which constitute all such qualifications that are required given the character of each of the BioD Companies’ assets and properties or in which the transaction of the Business makes such qualification necessary, except where the failure to be so qualified is not material to the conduct of the BioD Companies’ business.

3.2    Authority.

(a)    Each of the BioD Companies has all requisite power and authority necessary to own and operate its properties and to carry on the Business as now conducted. The copies of the Certificates of Formation and LLC Agreements of each of the BioD Companies and of BD Acquisition Group LLC made available to Parent are complete and correct and reflect all amendments made thereto at any time before the date of this Agreement. The minute books and other books and records of each of the BioD Companies are substantially correct and complete.

(b)    The Company has all requisite power and authority necessary to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be party and to perform its obligations hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the other Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and

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validly executed and delivered by the Company and (assuming this Agreement constitutes a legal, valid and binding obligation of Parent, Merger Sub, and Representative) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (y) general principles of equity that restrict the availability of equitable remedies.

3.3    Capitalization; Subsidiaries; Indebtedness.

(a)    The authorized, issued and outstanding Units are set forth on the Unit Table. The Units set forth on the Unit Table constitute all of the issued and outstanding Equity Interests in the Company and all of the issued and outstanding Units are validly issued, fully paid and non-assessable.

(b)    Except as disclosed on Schedule 3.3(b), there are (i) no outstanding subscriptions, options, calls, convertible debt, contracts, commitments, understandings, restrictions, arrangements, warrants, or other rights, including any rights plan, or any right of conversion or exchange under any outstanding security, instrument, or other agreement, obligating any of the BioD Companies to issue, deliver, or sell, or cause to be issued, delivered or sold, additional Equity Interests of any of the BioD Companies or obligating any BioD Company to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies, or other agreements or understandings to which any BioD Company is a party or bound with respect to the voting of any of the Equity Interests of any of the BioD Companies or which restrict the transfer of any such Equity Interest (in each case including the Units). Except as set forth on Schedule 3.3(b), there are no outstanding contractual obligations of any BioD Company to repurchase, redeem, or otherwise acquire any Equity Interest of any BioD Company. None of the BioD Companies is under any obligation to register the offer and sale or resale of its securities under the Securities Act and the rules and regulations promulgated thereunder.

(c)    The Company is the sole member of the Company Subsidiaries. The Company does not have any Subsidiaries or hold any Equity Interest of any Person other than the Company Subsidiaries.

(d)    Except as set forth on Schedule 3.3(d), none of the BioD Companies has any Indebtedness.

(e)    The information set forth on the Unit Table is complete and accurate as of the date of execution of this Agreement, and the information set forth on the updated Unit Table will be complete and accurate as of the Effective Time.

3.4    No Conflict. Except as set forth on Schedule 3.4, the consummation of the transactions contemplated by this Agreement and the execution and delivery by the Company of all agreements and instruments contemplated hereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Units or any asset or property of any of the BioD Companies, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Government Entity pursuant to, (A) the Certificates of Formation, the LLC Agreements, or any other Organizational Documents of any of the BioD Companies, (B) any Law or any Order to which the BioD Companies or any of their respective assets or properties is subject, or (C) any Contracts or Leases.

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3.5    Financial Statements.

(a)    Attached hereto as Schedule 3.5(a) are (i) the 2014 Audited Financial Statements and the 2015 Audited Financial Statements (collectively, the “Audited Financial Statements”); (ii) the consolidated balance sheets of the BioD Companies as of December 31, 2013, and the related statements of income, members’ equity, and cash flows for the fiscal year then ended, together with the notes thereto, if any, all as prepared by management of the Company and used by the Company for general management purposes; and (iii) the consolidated balance sheets of the BioD Companies as of June 30, 2016, and the related statements of income, members’ equity, and cash flows for the six month period then ended, all as prepared by management of the Company and used by the Company for general management purposes (the “June 30, 2016 Financial Statements” and, together with the items set forth in (ii), the “Management Financial Statements”). The consolidated balance sheet of the BioD Companies as of December 31, 2015, included in the 2015 Audited Financial Statements is referred to in this Agreement as the “12/31/15 Balance Sheet.”

(b)    The Management Financial Statements fairly present in all material respects the financial position of the BioD Companies at the dates of the balance sheets included therein and the results of its operations for the respective periods indicated therein.

(c)    The Audited Financial Statements (i) have been prepared from, and are in accordance with, the books and records of the BioD Companies and fairly reflect all of the properties, assets, Liabilities and transactions of the BioD Companies, in all material respects, (ii) fairly present, in all material respects, the financial condition of the BioD Companies, and (iii) accurately reflect, in all material respects, the operating results and cash flows of the BioD Companies, in each case at the date and for the time period indicated. The Audited Financial Statements have been prepared in accordance with GAAP consistently applied.

(d)    The books of account of the BioD Companies to which Parent and its representatives have been provided access are true, accurate and complete in all material respects.

3.6    Absence of Certain Developments. Except as set forth on Schedule 3.6, since December 31, 2015, each of the BioD Companies has operated in the Ordinary Course of Business and (i) there has not been any event, change, occurrence or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect, and (ii) none of the BioD Companies has (except as contemplated by this Agreement or any Ancillary Agreement):

(a)    mortgaged, pledged, or subjected to any Lien (except Permitted Liens) any of its assets or properties;

(b)    sold, leased, conveyed, assigned, pledged, or transferred any portion of its tangible assets or transferred, assigned, or licensed any of the BioD Intellectual Property;

(c)    issued, sold, or transferred any of its Equity Interests, securities convertible into its Equity Interests, or warrants, options, or other rights to acquire its Equity Interests, or any bonds or debt securities;

(d)    purchased, leased, or otherwise acquired any property or assets of any Person for an amount in excess of $50,000 individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including an option term);

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(e)    declared or paid any dividends or distributions on or in respect of any of its Equity Interests or redeemed, purchased, or acquired any Equity Interest of any Person;

(f)    incurred any Indebtedness or waived any material right or claim, including any write-off of any accounts receivable not made in the Ordinary Course of Business, or made any capital contributions to, investment in, or any loan to any other Person;

(g)    made any capital expenditures or commitments therefor, except in the Ordinary Course of Business in accordance with its existing capital expenditure budget;

(h)    paid, discharged, or satisfied any Liability in excess of $50,000, other than the repayment of trade obligations or note obligations pertaining to the Company’s revolving line of credit at Triumph Bank;

(i)    failed to promptly pay and discharge any current Liability;

(j)    terminated any Material Contract (other than as a result of the expiration of the term of such Material Contract pursuant to its terms) or executed any amendment or modification of any Material Contract;

(k)    made any material changes in its Employee Benefit Plans or made any changes in wages, salary, or other compensation with respect to its officers, managers, or employees, or made any material changes to the terms of any agreement with any employee;

(l)    adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, agreement or commitment for the benefit of any employee, officer, or manager;

(m)    adopted any plan of merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(n)    except as required by Law, made or entered into any (i) new Tax election or change in any Tax election, (ii) amendment of any Tax Return, (iii) settlement or compromise of any Tax audit, (iv) change in any Tax accounting method or practice, or (v) agreement with respect to Taxes;

(o)    made any change in any accounting methods, elections, principles or practices used by the Company, except as required by GAAP or as disclosed in the 2015 Audited Financial Statements or Management Financial Statements;

(p)    made any change in cash management practices and policies, practices, and procedures with respect to the collection of accounts receivable, establishment of reserves for doubtful accounts, accrual of accounts receivable, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits, other than those changes required by the Company’s auditor during the Company’s 2014 and 2015 financial audits;

(q)    paid, loaned, or advanced (other than the payment of salary and benefits in the Ordinary Course of Business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transactions with, any of its Affiliates, or made any loan to, or entered into any other

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transaction with, any of its employees, managers, or officers (other than compensation, standard employee-related agreements, and the payment, advance, or reimbursement of expenses, in each case, in the Ordinary Course of Business);

(r)    commenced or settled any litigation; or

(s)    agreed (whether in writing or orally) to do any of the foregoing.

3.7    Title to Assets.

(a)    Except as set forth on Schedule 3.7(a), each of the BioD Companies has good and valid title to, or a valid leasehold interest in, the properties and assets, tangible or intangible, that are personal property and that are either used or held for use by it (wherever located), that are (i) reflected on the 12/31/15 Balance Sheet or (ii) that were acquired after December 31, 2015, in each case free and clear of all Liens, except for Permitted Liens.

(b)    The assets and properties referred to in (a) above, taken as a whole, are free from any material defects, have been maintained in accordance with normal industry practice, and are in an operating condition and repair (subject to normal wear and tear) adequate and suitable for the purposes for which such assets and properties are presently used. Without liming the generality of the foregoing, each of the BioD Companies owns or holds a valid leasehold interest in, or a valid license to use, all the assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted subject to any required consents set forth on Schedule 3.4.

3.8    Tax Matters. Except as set forth on Schedule 3.8:

(a)    The BioD Companies have timely filed all Tax Returns that each of them was required to file for Pre-Closing Tax Periods and have paid all Taxes owed, whether or not shown on any Tax Return. All such Tax Returns as have been filed were true, accurate, and complete in all material respects.

(b)    The BioD Companies have timely and properly withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, member, creditor, customer, or other party and have complied with all information reporting and backup withholding provisions of applicable Law.

(c)    There are no Liens for Taxes (other than Permitted Liens for current Taxes not yet due and payable) upon any assets of the BioD Companies.

(d)    There is no dispute or claim concerning any Tax liability of any of the BioD Companies, including but not limited to any as claimed or raised by any Taxing Authority in writing. All Tax deficiencies asserted, or assessments made, against the BioD Companies as a result of any examinations by any Taxing Authority have been fully paid.

(e)    None of the BioD Companies has agreed to any extension or waiver of any statute of limitations period that has not expired in respect of any Tax Return. None of the BioD Companies has agreed to nor is subject to any extension of time with respect to a Tax assessment or deficiency. None of the BioD Companies is currently the beneficiary of any extension of time within which to file any Tax Return.

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(f)    No federal, state, local, or foreign Tax audits, examinations, or investigations or administrative or judicial Tax Proceedings are currently ongoing, pending, or have been threatened with respect to any BioD Company in respect of any Tax.

(g)    No claim has been made by a Taxing Authority in a jurisdiction where any BioD Company does not file Tax Returns that such BioD Company may be subject to taxation by that jurisdiction.

(h)    None of the BioD Companies is a party to any Tax allocation, Tax indemnity, or Tax sharing agreements or similar arrangements.

(i)    The BioD Companies have collected all sales, use, or value added taxes required to be collected by applicable Law, and have timely remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authorities.

(j)    The Company has provided Parent with correct and complete copies of all Tax Returns filed by or with respect to the BioD Companies, and all examination reports and statements of deficiencies issued to, assessed against, or agreed to by the BioD Companies for all taxable periods ending after December 31, 2012.

(k)    None of the BioD Companies has been a member of a consolidated, affiliated, combined, or unitary Tax group, and none of the BioD Companies has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Tax Law), as a transferee or successor, by contract or otherwise.

(l)    None of the BioD Companies will be required to include in a Post-Closing Tax Period taxable income attributable to income of such BioD Company that accrued and was received in a Pre-Closing Tax Period but was not recognized in any such period for any reason, including (i) the installment method of accounting, (ii) the long-term contract method of accounting, or (iii) a “closing agreement” as described in Section 7121 of the Code (or any provision of any state, local or foreign Tax Law having a similar effect).

(m)    None of the BioD Companies has agreed to, and is not required to, make any adjustment under Section 481(a) of the Code by reason of any change in accounting method or otherwise.

(n)    None of the BioD Companies has made any payments of, is not obligated to make any payments of, and is not a party to any agreement or agreements that, individually or collectively, provide for the payment by any of the BioD Companies of, any amount of salaries or compensation for services (i) that is not deductible under Sections 162(a)(1) or 404 of the Code or (ii) that is an “excess parachute payment” pursuant to Section 280G of the Code.

(o)    None of the BioD Companies has been a party to a “reportable transaction” (as such term is defined in Treasury Regulation Section 1.6011-4(b)).

(p)    Since the formation thereof and through the Closing Date, (i) each of the BioD Companies has been (and will be) treated as a partnership for U.S. federal and applicable state, local and foreign income Tax purposes, (ii) neither any BioD Company, nor any other Person on behalf of any BioD

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Company, has made (or will make) an election to be treated as other than a partnership pursuant to Treasury Regulations Section 301.7701-3 (or any similar provision of applicable state, local or foreign Tax Law); and (iii) no BioD Company is (or ever has been) a publicly traded partnership under Section 7704 of the Code.

3.9    Contracts and Commitments.

(a)    Except as set forth on Schedule 3.9(a), none of the BioD Companies is a party to or bound by any of the following (whether written or oral):

(i)    any pension, profit sharing, Unit option, employee Unit purchase, or other plan or arrangement providing for deferred or other compensation to employees;

(ii)    any collective bargaining agreement or any other Contract with any labor union or other similar organization, or any severance agreements, programs, policies, or arrangements;

(iii)    any management agreement or Contract for (1) the employment of any officer, individual employee, or other Person on a full-time, part-time, consulting, or other basis or (2) that provides for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

(iv)    any Contract involving any Government Entity;

(v)    any Contract relating to borrowed money or other Indebtedness, or the mortgaging, pledging, or otherwise placing a Lien on any asset or group of assets of any of the BioD Companies, or any letter of credit arrangements, or any guarantee therefor;

(vi)    any Contract that requires the payment of any fee or penalty in excess of $10,000 in the event of any failure to perform or late performance of such Contract by any of the BioD Companies;

(vii)    any Contract under which the any BioD Company is a (A) lessee of or holds or operates any personal property owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000 or (B) lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the BioD Companies;

(viii)    any Contract with an annual value in excess of $50,000 pursuant to which a third party distributes the BioD Companies’ goods;

(ix)    any Contract (or group of related Contracts) with the same party continuing over a period of more than six months from the date or dates thereof, involving more than $50,000 annually in services provided by any of the BioD Companies or $50,000 annually payable by the BioD Companies;

(x)    any Contract granting any Person any option, right of first refusal, or preferential or similar right to purchase any of the assets of the BioD Companies;

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(xi)    any Contract relating to the ownership of, Investments in, or loans and advances to any Person, including Investments in joint ventures and minority equity investments, or contracts or agreements that involve the sharing of profits, losses, costs, or Liabilities with any other Person;

(xii)    any Contract relating to Licensed Intellectual Property (other than any “shrink-wrap,” “click-wrap,” or other similar non-customized software that is licensed solely pursuant to a non-exclusive license or is generally available for less than an aggregate amount per application of $5,000);

(xiii)    any broker, dealer, franchise, agent, sales representative, sales, or distribution Contract with an annual value in excess of $50,000;

(xiv)    any power of attorney or other similar Contract or grant of agency;

(xv)    any Contract with an annual value in excess of $50,000 that includes any “take or pay,” “meet or release,” “most favored nation,” or other similar pricing or delivery provisions or any Contract with a group purchasing organization;

(xvi)    any Contract that provides for the indemnification of any Person, including, but not limited to, any managers, officers, or employees of the BioD Companies;

(xvii)    any Contract that relates to the acquisition or disposition of any Equity Interests or all or substantially all of the assets of any other Person (whether by merger, sale of Equity Interests, sale of assets, or otherwise);

(xviii)    any Contract that limits or purports to limit any of the BioD Companies from engaging in any line of business or in any geographic area or during any period of time ;

(xix)    any nondisclosure or confidentiality agreements with any third party, including, but not limited to, managers, officers, and employees of the BioD Companies executed within the prior twelve months;

(xx)    any other Contract, other than a Lease or a Contract previously disclosed in this subsection (a), that is material to the operations and business prospects of the BioD Companies or involves a consideration in excess of $50,000 annually, whether or not in the Ordinary Course of Business.

(b)    All of the Contracts set forth or required to be set forth on Schedule 3.9(a) (collectively, the “Material Contracts”) are valid, binding, and enforceable as to the applicable BioD Company and, to the Knowledge of the Company, as to the other parties thereto, in each case in accordance with their respective terms. Complete and correct copies of each Material Contract (including all material modifications, amendments, schedules, exhibits and supplements thereto and waivers thereunder which are in effect as of the date hereof) have been made available to Parent. Each of the Material Contracts is in full force and effect without penalty in accordance with its respective terms. Except as set forth on Schedule 3.9(b), none of the BioD Companies nor, to the Knowledge of the Company, any other party to any Material Contract is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. Except as set forth on Schedule 3.9(b), no event or

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circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

3.10    Intellectual Property Rights.

(a)    Schedule 3.10(a) is a true, accurate and complete list of the Owned Intellectual Property, whether owned exclusively or non-exclusively, that is subject to any issuance, registration, application or other filing by, to or with any Government Entity or authorized private registrar in any jurisdiction (collectively, “BioD Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, registered social media usernames and other digital source identifiers, issued patents, and pending applications for any of the foregoing, all as of the date hereof, with owner(s), countries, title or mark, registration and application numbers and filing and expiration dates indicated, as applicable.

(i)    Schedule 3.10(a)(i) is a true, accurate and complete list of the Licensed Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Government Entity or authorized private registrar in any jurisdiction (collectively, “Licensed Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, registered social media usernames and other digital source identifiers, issued patents, and pending applications for any of the foregoing, all as of the date hereof, with owner(s), countries, title or mark, registration and application numbers and filing and expiration dates indicated, as applicable.

(ii)    Except as set forth on Schedule 3.10(a)(ii), the BioD Companies have the exclusive right to use and possess the BioD Intellectual Property for the life thereof for any purpose.

(iii)    Schedule 3.10(a)(iii) lists (A) any Contract that relates to the BioD Intellectual Property or the Intellectual Property Rights of another Person (excluding software shrink-wrap and click wrap licenses) that is not a Material Contract and (B) other Intellectual Property Rights, except for trade secrets, that are not BioD Intellectual Property Registrations, but are used in the Business. The BioD Companies, in the period ending twelve (12) months following the date hereof, do not intend to submit any applications for registration of any Intellectual Property Rights, that, if such application were submitted before the date hereof, would constitute BioD Intellectual Property Registrations. All required filings and fees related to the BioD Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, solely in the name of the Company or the Company Subsidiaries, as applicable. The BioD Intellectual Property Registrations are valid, subsisting, enforceable, in full force and effect and are in good standing, and with respect to the BioD Intellectual Property Registrations, all fees, payments, and filings due within ninety (90) days after the Closing Date have been duly made, and are not subject to any Taxes or other fees, other than periodic filing and maintenance fees, all of which have been paid in the ordinary course. The BioD Intellectual Property constitutes all of the Intellectual Property Rights necessary to operate, in all material respects, the Business.

(b)    Except as disclosed on Schedule 3.10(b), (1) no Order, claim, or Action has been issued or initiated, is pending or is threatened, that challenges the BioD Companies’ ownership of or the legality, validity, use or enforceability of any of the Owned Intellectual Property and (2) no Order, claim, or Action has been issued or initiated, is pending or is threatened, that challenges the BioD

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Companies’ use of or the legality, validity, use or enforceability of any of the Licensed Intellectual Property. The BioD Companies have taken commercially reasonable actions to maintain and sufficiently protect all of the Owned Intellectual Property against potential infringements or misappropriation and will continue to maintain and protect those rights before the Closing so as not to adversely affect the validity or enforcement of such items. The execution or delivery of this Agreement, or performance of the BioD Companies’ obligations hereunder, will not cause the diminution, termination, or forfeiture of any BioD Intellectual Property, and the BioD Companies will not owe any payments to any party as a result of the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.10(b)(i), no Person (a) other than the BioD Companies, owns or has any other right in or to, or has claimed any ownership or other right in or to, any of the Owned Intellectual Property material to or used by the Business or (b) is infringing upon any of the Owned Intellectual Property material to or used by the Business. There is not, and there has not been, any Action pending, or threatened, whether or not resolved or settled, with respect to the representations set forth in (a) or (b) of the foregoing sentence. Except as set forth on Schedule 3.10(b)(ii), the Owned Intellectual Property is not the subject of any license and the BioD Intellectual Property is not subject to any other agreement or arrangement that requires payment by any of the BioD Companies to any Person with respect to the use by one or more of the BioD Companies of the BioD Intellectual Property or any obligation to grant any right to any Person to the Owned Intellectual Property or any right to any Person to the BioD Companies’ rights in the Licensed Intellectual Property. Except as set forth on Schedule 3.10(b)(ii), none of the BioD Companies is obligated to pay any royalty or other payment with respect to any Intellectual Property Rights of any other Person, and no such rights are necessary to operate the current Business.

(c)    To the Knowledge of the Company, the BioD Companies have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of third parties, and, except as set forth on Schedule 3.10(c), the BioD Companies have not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the BioD Companies must license or refrain from using any Intellectual Property Rights of any third party). Except as set forth on Schedule 3.10(c), to the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the Owned Intellectual Property.

(d)    Except as set forth on Schedule 3.10(d), all Persons who have participated in the creation or development of Intellectual Property Rights on behalf of the BioD Companies have executed and delivered to the BioD Companies a valid and enforceable agreement: (i) providing for the nondisclosure by such Person of any confidential information of the BioD Companies; and (ii) providing for (A) the assignment by such Person to the BioD Companies of any and all Intellectual Property Rights arising out of such Person’s employment by, engagement by or contract with the BioD Companies or (B) a perpetual, exclusive license for such Intellectual Property. Except as set forth on Schedule 3.10(d), (xi) no Person has retained any right, title, or interest in or to any Owned Intellectual Property and (xii) no manager, officer, shareholder, employee, consultant, contractor, agent, or other representative of the BioD Companies owns or claims any rights in (nor has any of them made application for) any Intellectual Property Rights owned or used by the BioD Companies.

(e)    The BioD Companies have taken commercially reasonable measures to protect the secrecy, confidentiality, and value of all of their “trade secrets” (as such are determined under any

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applicable Law), the Owned Intellectual Property, and the BioD Companies’ rights in the Licensed Intellectual Property. Each of the BioD Companies has entered into a confidentiality and non-disclosure agreement with each of its managers, officers and employees, and consultants, contractors and/or agents contributing to the Intellectual Property Rights of the BioD Companies, to protect the confidentiality and value of such Intellectual Property Rights, and except as set forth on Schedule 3.10(e), to the Knowledge of Company there has not been any material breach by any of the foregoing of any such agreement. The BioD Companies have not taken any action nor failed to take any action that directly or indirectly caused any BioD Intellectual Property to enter the public domain or in any way adversely affect its value to Parent, or its ownership thereof.

(f)    No funding from any Government Entity or facilities of a university, college, other educational institution or non-profit organization was used in the development of any of the Owned Intellectual Property, and no Government Entity, university, college, other educational institution or non-profit organization has a claim or right to claim any right in the Owned Intellectual Property. No employee or contractor of the BioD Companies who was involved and contributed to the creation or development of any Owned Intellectual Property has performed services for a Government Entity, university, college, other educational institution, or non-profit organization during a time period when such employee or contractor also was involved in or contributed to the creation or development of the Owned Intellectual Property.

3.11    FDA and Other Regulatory Matters.

(a)    Except as set forth in Schedule 3.11(a), if applicable, none of the BioD Companies has received any notice or other communication from any Government Entity (i) contesting the uses of or the labeling and promotion of any of the products sold by the BioD Companies (“BioD Company Products”) or (ii) otherwise alleging any violation of any Law by any of the BioD Companies with respect to any BioD Company Products, excluding all observations communicated in FDA Form 483s resolved prior to 2013.

(b)    There have been no seizures conducted or threatened by the FDA or any other Government Entity, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts conducted or adverse regulatory actions, requested, or threatened by the FDA or by any other Government Entity, in each case relating to any of the BioD Companies or the Business, any of their assets, or the BioD Company Products.

(c)    Certain Filings and Lists.

(i)    The BioD Companies have filed and maintained their respective Tissue Establishment Registrations in accordance with 21 CFR Part 1271 with FDA as processors and distributors of human cells, tissues and cellular- and tissue-based products (HCT/Ps). No filing or submission to FDA or any other Government Entity contains any material omission or material false information.

(ii)    Schedule 3.11(c)(ii): (1) lists all BioD Company Products (by SKU); (2) describes them by product category, general description, and type of product that each is “regulated as” (e.g., Section 361); (3) shows the applicable BioD Company’s status with respect to each BioD Company Product (e.g., “manufacturer”); and (4) indicates: (A) which BioD Company Products are commercialized, marketed, sold or placed in interstate commerce in the United States under an approved or cleared FDA authority (e.g., traditional, abbreviated or special

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510(k), IDE, or IND); (B) which BioD Company Products are commercialized, marketed, or sold solely pursuant to a Tissue Establishment Registration, (C) which BioD Company Products are commercialized, marketed or sold outside the United States under an approved or cleared authority from another Government Entity; and (D) which BioD Company Products are not so commercialized, marketed, sold, or placed in interstate commerce under an approved or cleared authority or pursuant to a Tissue Establishment Registration, and indicating why such BioD Company Products are being so commercialized, marketed, sold or placed without such authority. Schedule 3.11(c)(ii) also lists all traditional, abbreviated or special 510(k) submissions, IDE submissions, IND submissions and similar submissions (e.g., relating to CE Markings) related to the Business and currently pending with the FDA or any Government Entity outside the United States.

(d)    Product Safety.

(i)    None of the BioD Companies has been required to file with FDA a report concerning an adverse reaction or an adverse event (including MedWatch) or to file any other report or provide information to any product safety agency (other than FDA), commission, board or other Government Entity of any jurisdiction, concerning actual or potential hazards with respect to any BioD Company Product. Each BioD Company Product complies with all material product safety standards of each applicable product safety agency, commission, board, or other Government Entity.

(ii)    Each BioD Company Product is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms to any promises or affirmations of fact made in all regulatory filings pertaining thereto and made on the container or label for such BioD Company Product or in connection with its sale. Each BioD Company Product is recovered, processed, packaged, labeled, handled, stored and shipped in keeping with cGTP and current product release specifications.

(iii)    None of the BioD Companies has received any written notice that such BioD Company has, and there is no reasonable basis for any Action against any of the BioD Companies for, any Liability arising out of any injury to any person or property as a result of a BioD Company Product.

(e)    Except as set forth on Schedule 3.11(e)(i), all operations of the BioD Companies (i) are compliant with all applicable Good Tissue Practices as defined by 21 CFR Part 1271 and any similar Permits or Laws of any other Government Entity, including those relating to investigational use, premarket approval and applications or abbreviated applications to market a new BioD Company Product, and (ii) have achieved and maintained all applicable state licensures as listed on Schedule 3.11(e)(ii); and (iii) have achieved and maintained American Association of Tissue Banks accreditation. There is no pending or threatened Action to audit, repeal, fail to renew or challenge any such licensure or accreditation. Each BioD Company’s personnel have all training necessary to provide its services. Each BioD Company has compliance programs in place to promote compliance with all legal requirements.

(f)    Each of the BioD Companies has consistently obtained and maintained any necessary Institutional Review Board (“IRB”) approvals of clinical trials or modifications thereto, conducted, supervised, or monitored by such BioD Company. In no clinical trial conducted, supervised or monitored by any BioD Company has IRB approval ever been suspended, terminated, put on clinical hold, or voluntarily withdrawn because of deficiencies attributed to such BioD Company.

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(g)    Schedule 3.11(g) sets forth a complete and accurate listing of all preclinical and clinical studies, together with the dates and brief descriptions of such studies, previously or currently undertaken or sponsored by any of the BioD Companies with respect to any BioD Company Product. All material information regarding the efficacy, safety and utility of the BioD Company Products has been collected and maintained in accordance with accepted industry practices for companies of the size and nature of the BioD Companies and will be readily accessible to Parent after the Effective Time. The Company has heretofore provided to Parent all material correspondence and contact information (including 483 inspection reports, untitled letters, warning letters, cease and desist letters, and consents) between the BioD Companies and FDA or any other Government Entity regarding the BioD Company Products, and, to the extent provided to any of the BioD Companies, between FDA and other Government Entities relating thereto.

3.12    Health Care Law Matters.

(a)    Compliance with Health Care Laws. Each of the BioD Companies and all representatives acting on their behalf (with respect to actions taken on any BioD Company’s behalf) are in compliance in all material respects with all applicable Health Care Laws, including with respect to such BioD Company’s business, properties, assets, and the BioD Company Products.

(b)    Filings. All material reports, documents, claims and notices required to be filed, maintained or furnished to the FDA or to any Government Entity by each BioD Company or representatives acting on their behalf (with respect to actions taken on any BioD Company’s behalf) have been so filed, maintained or furnished, and all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(c)    Certain Statements. Neither any BioD Company nor, to the Knowledge of the Company, any representative acting on their behalf (with respect to actions taken on any BioD Company’s behalf) has, in connection with any requirement under any Health Care Law: (i) made an untrue statement of a material fact or fraudulent statement to the FDA or other government agency, (ii) failed to disclose a material fact required to be disclosed to the FDA or other government agency, or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, constituted a violation of any Health Care Law or would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991), in each case relating to any BioD Company, any BioD Company’s business, any BioD Company’s assets, or the BioD Company Products.

(d)    Proceedings. To the Knowledge of the Company, there are no facts, circumstances, or conditions that currently exist that would reasonably be expected to form the basis for any Action by a Government Entity against or affecting any of the BioD Companies, any BioD Company’s business, any BioD Company’s assets, or the BioD Company Products relating to any Health Care Law.

(e)    Prohibited Transactions. Neither any BioD Company nor any representative acting on behalf of any BioD Company is a party to any Contract (including any consulting agreement or speaking

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arrangement) with any Health Care Professional who is in a position to (i) make or influence referrals to or otherwise generate business to or for any of the BioD Companies, or (ii) provide services, lease space, lease equipment or engage in any other venture or activity with any BioD Company, other than in each case Contracts that are in compliance with all applicable Health Care Laws. Neither any of the BioD Companies nor any representative acting on behalf of any BioD Company has directly or indirectly: (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any Health Care Professional in order to illegally obtain business or payments from such Health Care Professional in violation of any Health Care Law; or (ii) given or agreed to give, or has knowledge that there has been made or that there is any illegal agreement to make, (A) any illegal gift or illegal gratuitous payment of any kind, nature or description (whether in money, property or services) to any Health Care Professional in violation of any Health Care Law; (B) any contribution, payment or gift of funds or property to, or for the private use of, any Health Care Professional where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under any applicable Health Care Law; or (C) any payment to any Health Care Professional or to any representative of any BioD Company, with the intention or understanding that any part of such payment would be used or was given for an illegal purpose under any applicable Health Care Law.

(f)    Fair Market Value. The compensation paid or agreed to be paid by any of the BioD Companies to any Health Care Professional who is currently employed by or contracted with such BioD Company is fair market value for the services and items actually provided by such Health Care Professional, not taking into account the value or volume of referrals or other business generated by such Health Care Professional for such BioD Company. Each of the BioD Companies at all times maintained a written agreement with each Health Care Professional receiving compensation from such BioD Company.

(g)    Healthcare Programs. Neither any of the BioD Companies, nor any Affiliates, representatives, officers, or personnel of any BioD Company (i) is currently excluded, debarred, or otherwise ineligible to participate in the federal health care programs as defined in 42 U.S.C. § 1320a-7b(f) or any state healthcare program (collectively, the “Healthcare Programs”); (ii) debarred by the FDA pursuant to 21 U.S.C. § 335a or b; (iii) has been convicted of a criminal offense related to the provision of healthcare items or services but have not yet been excluded, debarred, or otherwise declared ineligible to participate in the Healthcare Programs; and (iv) is not under investigation or otherwise aware of any circumstances which may result in being excluded from participation in the Healthcare Programs.

3.13    Litigation. Except as set forth on Schedule 3.13, (a) there are no Actions pending or threatened by or against the BioD Companies or that relate to or affect their assets (including any Actions with respect to the transactions contemplated by this Agreement), and during the five years before the date hereof, no such Actions were brought by or against any of the BioD Companies, (b) no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action, and (c) none of the BioD Companies is subject to any Order.

3.14    Brokerage. Except as set forth on Schedule 3.14, there are and will be no claims for brokerage commissions, investment banker’s fees, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company is a party or subject to.

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3.15    Environmental and Safety Matters. Except as set forth on Schedule 3.15(a):

(a)    The BioD Companies have complied and are in material compliance with all Environmental, Health and Safety Requirements.

(b)    Without limiting the generality of the foregoing, the BioD Companies have obtained, have at all times complied with in all material respects, and are in current compliance with, in all material respects, all permits, licenses, and other authorizations that may be required pursuant to any Environmental, Health and Safety Requirements, and all such permits, licenses, and authorizations may be relied upon by Parent for the lawful operation of the Business on and after the Closing without transfer, reissuance, or other governmental action. A list of all such permits, licenses and other authorizations is set forth on Schedule 3.15(b).

(c)    None of the BioD Companies has received any written request for information, demand letter, administrative inquiry, complaint, notice, report, or information regarding any actual or alleged violations of or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental, Health and Safety Requirements.

(d)    None of the BioD Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any Hazardous Material or owned, occupied, or operated any facility or property (and no such property or facility is contaminated by any Hazardous Material) so as to give rise to any current or future material Liabilities (including any Liability for response costs, reporting, investigation, assessment, remediation, corrective action costs, personal injury, natural resource damages, property damage, or attorneys’ fees or any investigative, corrective or remedial obligations) pursuant to any Environmental, Health and Safety Requirements. None of the BioD Companies has stored, treated, recycled, or disposed or arranged for the storage, treatment, recycling, or disposal of Hazardous Materials to any site listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, listed on the CERCLA Information System or included on any similar listed maintained by any Government Entity.

(e)    There are no underground or aboveground storage tanks located on or in the Leased Real Property.

(f)    There is no asbestos, asbestos-containing materials, or polychlorinated biphenyls contained in or forming part of any building, building component, structure, or office space in or on the Leased Real Property.

(g)    The Company has provided to Parent copies of all material documentation in possession or control of it and the Company Subsidiaries regarding Hazardous Materials or concerning compliance with Environmental, Health and Safety Requirements.

3.16    Insurance. Schedule 3.16 sets forth (a) a true, correct and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability, and other casualty and property insurance maintained by the BioD Companies (each, an “Insurance Policy”) and (b) a list of all pending claims and a list of the claims history for each of the BioD Companies since December 31, 2015. There are no claims pending under any such Insurance Policies as to which coverage has been questioned, denied, or disputed or in respect of

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which there is an outstanding reservation of rights. In the past five years, none of the BioD Companies has received any notice of, cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued on the 2015 Audited Financial Statements. All such Insurance Policies (x) are in full force and effect and enforceable in accordance with their terms and (y) have not been subject to any lapse in coverage. None of the BioD Companies is in default under, nor has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which the applicable BioD Company is a party or by which it is bound. The Company has made available to Parent true, correct and complete copies of the Insurance Policies. None of the BioD Companies has any self-insurance or co-insurance programs.

3.17    Labor and Employment Matters.

(a)    Schedule 3.17(a) contains a true and complete list of (i) each individual employed by the Company, (ii) the title or position of such employee (including whether full or part time), (iii) the rate of current base compensation payable to such employee, (iv) any accrued vacation or accrued or deferred bonus payments payable to such employee, (v) any contingent, deferred or incentive compensation payable to such employee, and (vi) the managers and officers of each of the BioD Companies. All commissions and bonuses payable by the BioD Companies as of the Closing Date to such employees, or to any Person engaged as a consultant or contractor, for services performed on or before the Closing Date will have been, as of the Closing Date, either paid in full or properly accrued for on the books of the BioD Companies. Except as set forth on Schedule 3.17(a), no executive or employee of any of the BioD Companies, and no group of employees of any of the BioD Companies, has any plans to terminate their employment with the respective BioD Company (whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise). Except as set forth on Schedule 3.17(a), none of the BioD Companies has, at any time after December 31, 2015, increased the rate of current base compensation payable to any employee. Except as set forth on Schedule 3.17(a), any such increases in the rate of current base compensation payable to any employee since December 31, 2015, that are set forth on Schedule 3.17(a) have been made in the Ordinary Course of Business.

(b)    Except for any Contract set forth on Schedule 3.17(b), no employee of any of the BioD Companies has an employment arrangement that is not “at will.” Except as set forth in Schedule 3.17(b), the consummation of the transactions contemplated by this Agreement will not entitle any employee to any change in control payments, severance payments, bonus, retirement allowance or benefit or any other type of payment due to any Contract between the applicable BioD Company and any such employee.

(c)    Except as set forth on Schedule 3.17(c), none of the BioD Companies is a party to, or bound by, any collective bargaining or other Contract with a union or other labor organization representing any of its employees, and there are no unions or other labor organizations representing, purporting to represent or attempting to represent any such employee. For the past five years, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any of the BioD Companies or any of the employees.

(d)    Each of the BioD Companies has complied, and is in compliance with all Laws applicable to the BioD Companies pertaining to employment and employment practices relating to its

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employees, including all Laws applicable to the BioD Companies relating to labor relations, equal employment opportunities, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, health and safety, workers’ compensation, leaves of absence and unemployment insurance. There are no Actions pending or threatened against any of the BioD Companies to be brought or filed by or with any Government Entity or arbitrator in connection with the employment of any current or former employee, consultant, or independent contractor of any of the BioD Companies, including any Actions relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, or any other employment related matter arising under Laws applicable to the BioD Companies.

(e)    Each of the BioD Companies has complied, and is in compliance with all Laws applicable to the BioD Companies relating to their employees, including provisions relating to hiring, terms and conditions, termination, collective bargaining and the withholding and payment of social security and other Taxes. For the past five years, none of the BioD Companies has incurred, and no circumstances exist under which any of the BioD Companies would reasonably be expected to incur, any Liability arising from the misclassification of any former or current employee as consultants or independent contractors or from the misclassification of consultants or independent contractors as employees of any BioD Company. For the past five years, none of the BioD Companies has violated the Worker Adjustment and Retraining Notification Act, as amended.

(f)    To the Knowledge of the Company, no employee of any of the BioD Companies is a party to any confidentiality agreement, non-competition agreement, or proprietary rights agreement with any other third party that could reasonably be expected to affect any BioD Company or the employee’s duties with respect to the Business following the Closing.

3.18    Employee Benefit Plans.

(a)    Schedule 3.18(a) contains a complete and accurate list of all Employee Benefit Plans.

(b)    Except as set forth on Schedule 3.18(b), each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in compliance in all material respects with the terms of such plan and the applicable requirements of ERISA, the Code, and other applicable Laws.

(c)    All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions, as applicable) have been timely filed or distributed with respect to each Employee Benefit Plan in accordance with the requirements of the Code, ERISA, and applicable Law.

(d)    Each of the BioD Companies has paid or accrued all amounts it is required to pay as contributions to each Employee Benefit Plan by the date such contributions were required to be made, and all monies withheld from employee paychecks with respect to Employee Benefit Plans have been transferred to the appropriate plan within the time specified by applicable Law. With respect to the Employee Benefit Plans, all required contributions of each of the BioD Companies due, and all insurance premiums required to be paid, on or before the Closing Date will have been, as of the Closing Date, either made or properly accrued for on the books of the BioD Companies.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(e)    With respect to any insurance policy providing funding for benefits under any Employee Benefit Plan, there is no Liability of any of the BioD Companies in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or continent Liability, nor would there be any such Liability if such insurance policy were terminated on the date hereof, and no insurance company issuing any such policy is in receivership, conservatorship, liquidation, or similar proceeding, to the Knowledge of Company, no such proceedings with respect to any such insurer are imminent.

(f)    Except as set forth on Schedule 3.18(f), none of the Employee Benefit Plans is subject to Title IV of ERISA. Except as set forth on Schedule 3.18(f), none of the BioD Companies is a participating or contributing employer in any “multiemployer plan” (as defined in Section 3(37) of ERISA) with respect to employees of such BioD Company nor has any BioD Company incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan. No Employee Benefit Plan or employment agreement provides health care or death benefit coverage beyond termination of employment, except to the extent required by Law. No Employee Benefit Plan provides benefits to any individual who is not a current or former employee of any of the BioD Companies or the dependents or other beneficiary of any such current or former employee. None of the BioD Companies has ever maintained or contributed to a “welfare benefit fund” as defined in Section 419(e) of the Code, a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code) or a “supplemental unemployment benefit plan” (within the meaning of Section 501(c)(17) of the Code).

(g)    The Company has delivered or made available to Parent true and complete copies of: (i) the current plan documents (including amendments and all documents under which the Employee Benefit Plan is operating) and summary plan descriptions for each Employee Benefit Plan; (ii) the most recent determination, advisory or opinion letter received from or issued by the IRS, if applicable, with respect to any of the Employee Benefit Plans; (iii) all related trust agreements, insurance contracts, and other funding agreements that implement each Employee Benefit Plan; (iv) the three most recent Form 5500 annual reports and attached schedules for each Employee Benefit Plan for which such reports are required to be filed; (v) all material correspondence to and from any Government Entity with respect to an Employee Benefit Plan received in the last three years; and (vi) all discrimination tests for the most recent two plan years for each Employee Benefit Plan for which such testing is required.

(h)    Except as set forth on Schedule 3.18(h), each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that to the Knowledge of the Company could reasonably be expected to result in a revocation of such determination. For purposes of this Section 3.18(h), “determined” or “determination” refers to the issuance by the IRS of a favorable determination letter or, in the case of a prototype plan, opinion letter, or in the case of a volume submitter plan, advisory letter, with respect to the plan and trust document(s).

(i)    As of the date of this Agreement, there are no pending suits, actions, arbitrations, legal proceedings, administrative, quasi-administrative, or enforcement proceeding or arbitration proceeding before any Government Entity, or any other formal proceeding, investigation, inquiry, or review of the BioD Companies by any Government Entity (other than routine benefit claims)

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

that have been asserted or instituted by, against, or relating to, any Employee Benefit Plan, the assets of any trust or other funding arrangement under any Employee Benefit Plan, or any of the BioD Companies, or any fiduciary with respect to any Employee Benefit Plan or any such trust or other funding arrangement. To the Knowledge of the Company, with respect to each Employee Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which any of the BioD Companies could be subject to any material liability (other than for routine benefit claims) under the terms of, or with respect to, such Employee Benefit Plan, ERISA, the Code, or any other applicable Law.

(j)    Except as disclosed in Schedule 3.18(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with any other event, increase any benefits payable under any Employee Benefit Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(k)    Each Employee Benefit Plan is amendable and terminable unilaterally by the applicable BioD Company at any time without liability or expense to any BioD Company or such Employee Benefit Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Employee Benefit Plan, plan documentation or agreement, summary plan description, or other written communication distributed generally to employees by its terms prohibits any BioD Company from amending or terminating any Employee Benefit Plan.

(l)    No payment pursuant to any Employee Benefit Plan or other agreement, policy, or arrangement of any BioD Company to any “service provider” (as defined in Section 409A of the Code and the regulations and guidance of the Internal Revenue Service promulgated thereunder) would subject any person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise. None of the BioD Companies has an obligation to make any reimbursement or other payment to any person with respect to any tax imposed under Section 409A of the Code.

3.19    Compliance with Laws; Permits.

(a)    Except as set forth on Schedule 3.19(a), the BioD Companies have complied at all times and are in compliance in material respects with all Laws applicable to them or to the operation of the Business. No notices have been received by, and no claims have been filed against, any of the BioD Companies alleging a violation of any such Laws.

(b)    The Company holds all material permits, approvals, registrations, franchises, licenses, certificates, accreditations, and other authorizations of all Government Entities required for the conduct of the Business and the ownership of their assets and properties (collectively, the “Material Permits”). A complete and accurate list of the Material Permits held by the BioD Companies is set forth on Schedule 3.19(b). No notices have been received by any of the BioD Companies alleging the failure to hold any Permit. None of the BioD Companies has received notice that it is in violation with the terms and conditions of any of the Material Permits set forth on Schedule 3.19(b), and each such Material Permit is valid and is in full force and effect.

3.20    Related Party Transactions. Except as set forth on Schedule 3.20, no Related Party (a) has been during the past five years a party to any Contract with any of the BioD Companies, (b) is currently a party to any Contract with any of the BioD Companies that is in effect as of the Closing Date, or (c) has (or has

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

had during the past five years) any interest in any of the assets or properties of any of the BioD Companies or any of the assets or properties used by the BioD Companies in the conduct of the Business. For the avoidance of doubt, this Schedule 3.20 applies to transactions between the BioD Companies.

3.21    Real Property.

(a)    Owned Real Property. Except as set forth on Schedule 3.21(a), the BioD Companies do not currently own, and have never owned any real property.

(b)    Leased Real Property. Schedule 3.21(b) sets forth a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties ,and other agreements with respect thereto) for each Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each Lease document (including any amendments, extensions, renewals, or guaranties thereof) and, in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Schedule 3.21(b), with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) the Closing of the transactions contemplated by this Agreement will not require the consent of any third party to such Lease and will not result in a breach of or default under such Lease or otherwise cause such Lease to cease to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing provided such consent is obtained; (iii) the applicable BioD Company’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and there are no disputes with respect to such Lease; (iv) the applicable BioD Company and such other party to the Lease are not in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; and (v) the applicable BioD Company has not subleased, licensed, or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof. Except as set forth on Schedule 3.21(b), none of the BioD Companies leases and has not leased any land, buildings, structures, improvements, fixtures or other interest in any real property.

(c)    Real Property Used in The Business. The Leased Real Property identified in Schedule 3.21(b) comprises all of the real property leased by the BioD Companies or used or held for use by the BioD Companies in the operation of the Business.

3.22    Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.22(a), none of the BioD Companies has any Liability that is required to be set forth in a balance sheet, or disclosed in any footnote related thereto, prepared in accordance with GAAP, other than Liabilities reflected in, reserved against, or described on the 12/31/15 Balance Sheet. All Liabilities of the BioD Companies that have been incurred after December 31, 2015, other than in the Ordinary Course of Business, are set forth on Schedule 3.22(b).

3.23    Accounts Receivable. All accounts receivable reflected on the 12/31/15 Balance Sheet and the accounts receivable arising after December 31, 2015 (a) have arisen from bona fide, arm’s length transactions entered into by the BioD Companies involving the sale of goods or rendering of services in the Ordinary Course of Business, and (b) except as set forth in Schedule 3.23, constitute valid, undisputed claims of the BioD Companies and are not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts or returns accrued in the Ordinary Course of Business.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

3.24    Customers and Suppliers. Schedule 3.24(a) sets forth a list of (a) the customers of the BioD Companies that have purchased products or services from the Company in excess of $100,000 (each a “Material Customer”) and (b) the suppliers to the BioD Companies that have supplied products or services to the Company valued in excess of $50,000 (each a “Material Supplier”), in each case for the fiscal years ended December 31, 2014 and 2015, and the quarter ended March 31, 2016. Except as set forth on Schedule 3.24(b), none of the Material Customers or Material Suppliers have, the BioD Companies have not received any written notice from any Material Customer or any Material Supplier indicating that it will, and none of the BioD Companies reasonably believe that any Material Customer or Material Supplier intends to, stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, purchasing or supplying products or services from or to the BioD Companies, as applicable.

3.25    Certain Payments. Neither any of the BioD Companies nor any manager, officer, employee, or other Person acting on behalf of any of the BioD Companies has directly or indirectly in the past five years (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property, or services, (i) to obtain favorable treatment in securing business for the BioD Companies, (ii) to pay for favorable treatment for business secured by the BioD Companies, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the BioD Companies, which, in each case of (i), (ii) and (iii), is in violation of any Law, or (b) established or maintained any fund or asset with respect to the Business that has not been recorded in the Management Financial Statements.

3.26    Bank Accounts. Schedule 3.26 sets forth each of the bank, investment, deposit, or other similar accounts of the BioD Companies and the name of each Person that is an authorized signatory with respect to such account.

3.27    BD Acquisition Group. Neither the formation of BD Acquisition Group LLC nor the acquisition by BD Acquisition Group LLC of either the **** or the **** will give any Former Equity Owner any claim against Parent or any of its Affiliates arising out of any purported failure to provide to each Former Equity Owner an interest in BD Acquisition Group LLC that is proportionate to that Former Equity Owner’s interest in the Company as of immediately before the Closing.

3.28    Full Disclosure. No representation or warranty by the Company, whether on behalf of itself or any of the BioD Companies, in this Agreement and no statement contained in the disclosure schedules to this Agreement or any certificate or other document furnished or to be furnished to Parent or any of its representatives pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.29    No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the disclosure schedules), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or any of the other BioD Companies. Without limiting the generality of the foregoing, neither the Company nor any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows or future financial condition (or any component of any of the foregoing) of the Company.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

4.1    Organization, Power and Authority. Each of Parent and Merger Sub is a corporation organized, validly existing and in good standing under the laws of its incorporation. Parent and Merger Sub have all requisite power and authority necessary to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

4.2    Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements or instruments contemplated hereby to which Parent and/or Merger Sub is a party or by which either of them is bound have been duly authorized by all requisite proceedings of Parent and Merger Sub. This Agreement and all other Ancillary Agreements contemplated hereby to which Parent and/or Merger Sub is a party, when executed and delivered by Parent and/or Merger Sub, as the case may be, in accordance with the terms hereof, will each constitute a valid and binding obligation of Parent and/or Merger Sub, as the case may be, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

4.3    No Conflict. The execution, delivery and performance by Parent and/or Merger Sub of this Agreement and all other Ancillary Agreements contemplated hereby to which Parent and/or Merger Sub is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Parent and/or Merger Sub, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) give any third party the right to modify, terminate or accelerate any obligation under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Government Entity pursuant to, (i) the Organizational Documents of Parent and/or Merger Sub, (ii) any Law or Order to which Parent and/or Merger Sub is subject, or (iii) any material agreement, instrument, judgment or decree to which Parent and/or Merger Sub is subject. Neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Government Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. Other than the applicable filings with NASDAQ, no consent, approval or authorization of any Government Entity or any other party or Person is required to be obtained by Parent and/or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.4    Brokerage. Except for fees and expenses payable to Greenhill & Co., all of which will be paid by Parent without any effect on the amount of Merger Consideration to be paid under this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which Parent and/or Merger Sub is a party or to which either of them is subject.

4.5    Merger Sub. Since the date of its incorporation and through and including the Closing, Merger Sub has not carried on, and will not carry on, any business or conducted any operations other than the execution of this Agreement, the performance of their obligations thereunder and matters ancillary thereto.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

4.6    Litigation. There is no private or governmental Action, suit, proceeding, claim, arbitration or investigation, pending before any Government Entity or overtly threatened in a written communication with Parent, against Parent, or its Subsidiaries or any of their respective properties or any of their respective officers, directors, or managers (in their capacities as such) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger, Parent’s ability to pay the Merger Consideration, or any of the other transactions contemplated by this Agreement.

4.7    Availability of Funds. Parent and/or Merger Sub has available cash or existing available borrowing capacity under committed borrowing facilities on the date hereof, and Parent and/or Merger Sub will have available cash at Closing, in each case that is sufficient to enable Parent and Merger Sub to consummate the transactions contemplated herein. Parent’s and Merger Sub’s obligations hereunder are not contingent upon procuring any financing.

4.8    Capitalization. As of June 30, 2016, the authorized capital stock of Parent consists of (a) 50,000,000 shares of Parent common stock, of which 25,963,801 shares are issued and outstanding, and (b) 1,468,750 shares of preferred stock, of which 73,332 shares are issued and outstanding. Except as set forth in Schedule 4.8, Parent is not a party to or bound by any option, call warrant, conversion privilege or other agreement obligating Parent at present, at any future time, or upon occurrence of any event to issue or sell any shares of Parent common stock or other capital stock of Parent. Since June 30, 2016, Parent has not issued any shares of Parent common stock or shares of preferred stock, other than any outstanding derivative securities and shares issued pursuant to Parent’s stock option plan.

4.9    Issuance of Parent Shares.

(a)     The Parent Shares to be issued pursuant to this Agreement are not, and, at the time of the issuance of such shares, will not be, subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived; and (ii) the issuance of Parent Shares has been, and will be, duly authorized by all necessary corporate action on the part of Parent and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and non-assessable and free from any encumbrance (including, claims or rights under any voting trust agreements, shareholder agreements or other agreements).

(b)     At the time of each issuance of the Parent Shares under this Agreement, such issuance will be exempt from the registration requirements of the Securities Act, will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws and pursuant to Section 12(b) of the Exchange Act and will have been issued in compliance with all applicable rules and regulations of NASDAQ (or such other securities exchange or quoting service that makes the primary market in shares of Parent common stock if it is not then listed on NASDAQ). Parent has not, in the twelve months preceding the date hereof, received notice from NASDAQ to the effect that Parent is not in compliance with the listing or maintenance requirements of such trading market. The consummation of the transactions contemplated by this Agreement does not violate the rules and regulations of NASDAQ. Parent has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of Parent common stock under the Exchange Act.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

4.10    SEC Filings.

(a)     Parent has filed with the Securities and Exchange Commission true and complete copies of all reports, schedules, forms, statements and any definitive proxy or information statements required to be filed by Parent pursuant to the Exchange Act since January 1, 2015 (the “SEC Filings”), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, Exchange Act and the rules and regulations promulgated thereunder, and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent SEC Filing filed or furnished to the SEC by Parent and in either case, publicly available as of the date hereof. None of the SEC Filings (including, any financial statements or schedules included or incorporated by reference therein) contained when filed or currently contains, and any SEC Filings filed with the SEC subsequent to the date hereof will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent SEC Filing.

(b)     Except to the extent updated, amended, restated or corrected by a subsequent SEC Filing filed on or prior to the date hereof, all of Parent’s financial statements included in the SEC Filings, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the “Parent Financial Statements”), have been prepared in accordance with GAAP applied on a consistent basis through the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, year-end audit adjustments which would not reasonably be expected to be material, individually or in the aggregate). The consolidated balance sheets (including the related notes) included in such Parent Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent SEC Filing) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof, and the consolidated statements of operations, stockholders’ equity and cash flows (in each case, including the related notes) included in such Parent Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent SEC Filing) fairly present, in all material respects, the consolidated statements of operations, stockholders’ equity and cash flows of Parent and its consolidated subsidiaries for the periods indicated, subject, in the case of the unaudited statements, to normal, year-end audit adjustments which could not reasonably be expected to be material, individually or in the aggregate.

(c)     Parent has designed and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(d)     The management of Parent has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer of Parent by others within those entities, and (ii) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to Parent’s outside auditors and the audit committee of the board of directors of

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Parent (A) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Neither Parent nor any of its consolidated subsidiaries has any liabilities or obligations of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to Parent and its consolidated subsidiaries, taken as a whole, other than (1) liabilities or obligations disclosed or provided for in the consolidated balance sheet of Parent and its consolidated subsidiaries as of December 31, 2015, including the notes thereto, contained in the SEC Filings, (2) liabilities or obligations incurred on behalf of Merger Sub in connection with this Agreement, (3) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2015, and (4) other liabilities or obligations that are not otherwise covered by insurance that were not, and could not reasonably be expected to be, material and adverse to the financial condition, businesses, results of operations, properties or assets of Parent and its consolidated subsidiaries, taken as a whole.

4.11    Independent Investigation. Parent has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Parent acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Parent has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement (including the related portions of the disclosure schedules); and (b) none of the Company or any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the disclosure schedules).

ARTICLE V

CERTAIN COVENANTS

5.1    Certain Actions to Close Transactions. Subject to the terms of this Agreement, each party will use its commercially reasonable efforts to fulfill, and to cause to be satisfied, the conditions in Article VI (but with no obligation to waive any such condition) so as to consummate and effect the transactions contemplated herein, including (i) using commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from Government Entities required to be obtained by such party and to make all necessary registrations and filings and take all commercially reasonable steps as may be necessary to obtain any necessary approval or waiver from, or to avoid an action or proceeding by, any Government Entity, (ii) using commercially reasonable efforts to obtain all necessary consents, approvals or waivers from third parties required to be obtained by such party, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement and to otherwise fully carry out the purposes of this Agreement; provided that the parties hereto understand and agree that commercially reasonable efforts of any party hereto will not be deemed to include: (x) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Government Entity in connection with the transactions contemplated hereby or defending against or initiating any lawsuit, Action or proceeding, judicial or administrative, challenging this Agreement or the transactions contemplated hereby, or (y) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its (or any of its Affiliates’) businesses, assets or properties. The Company and Parent each will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

5.2    Conduct of Business Before the Closing. From the date hereof until the Closing, except as otherwise or consented to in writing by Parent (which consent will not be unreasonably withheld or delayed), the Company will, (x) conduct the Business of the Company in the Ordinary Course of Business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Company will:

(a)    preserve and maintain all of its Material Permits;

(b)    pay its debts, Taxes and other obligations when due;

(c)    maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)    continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)    use commercially reasonable efforts to defend and protect its properties and assets from infringement or usurpation;

(f)    perform all of its obligations under all Contracts relating to or affecting its properties, assets or business in all material respects;

(g)    maintain its books and records in accordance with past practice;

(h)    comply in all material respects with all applicable Laws; and

(i)    not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.6 to occur.

5.3    Access to Information. From the date hereof until the Closing, the Company will, (a) afford Parent and its representatives full and free access to and the right to inspect all of the Leased Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Parent and its representatives with such financial, operating and other data and information related to the Company as Parent or any of its representatives may reasonably request; and (c) instruct the representatives of the Company to cooperate with Parent in its investigation of the Company. Any investigation pursuant to this Section 5.3 will be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No investigation by Parent or other information received by Parent will operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company in this Agreement.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

5.4    No Solicitation of Other Bids.

(a)    The Company will not, and will not authorize or permit any of its officers or managers or Affiliates or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company will immediately cease and cause to be terminated, and will cause its officers, managers and Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” will mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of Units or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition outside the ordinary course of business of any significant portion of the Company’s properties or assets.

(b)    In addition to the other obligations under this Section 5.4, the Company will promptly (and in any event within two Business Days after receipt thereof by the Company or any of its representatives) advise Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)    The Company agrees that the rights and remedies for noncompliance with this Section 5.4 will include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

5.5    Notice of Certain Events.

(a)    From the date hereof until the Closing, the Company will promptly notify Parent in writing of any fact, circumstance, event or Action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.2 to be satisfied.

(b)    From the date hereof until the Closing, Parent will promptly notify the Company in writing of any fact, circumstance, event or Action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Parent or Merger Sub hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.3 to be satisfied.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(c)    From the date hereof until the Closing, the Company, on the one hand, and Parent on the other hand, will give prompt written notice to the other party promptly upon becoming aware of:

(i)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)    any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement; and

(iii)    any Actions commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting that party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or Section 4.6, as applicable, or that relates to the consummation of the transactions contemplated by this Agreement.

(d)    A party’s receipt of information pursuant to this Section 5.5 will not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any other party in this Agreement and will not be deemed to amend or supplement the disclosure schedules..

5.6    General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under Article VIII).

5.7    Tax Matters. This Section 5.7 will exclusively govern the allocation of Taxes and responsibility as between the parties with respect to the Tax matters referred to in this Section 5.7.

(a)    Tax Indemnification. Subject to Section 8.2(c), the Former Equity Owners will, exclusively by delivery of instructions from Representative to the Escrow Agent to pay funds held under the Escrow Agreement, indemnify, defend, save and hold harmless Parent and the Surviving Company against any Losses attributable to any of the following that are not due to accrued Taxes that are included in the calculation of Closing Working Capital: (i) all Taxes (or the nonpayment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (a “Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor or current or former affiliate of any of the foregoing) is or was a member on or before the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any analogous provision of state, local or foreign Tax Law), (iii) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing, (iv) any Losses from a breach of any representation or warranty set forth in Section 3.8, (v) the Company’s share of Taxes described in Section 5.7(g), and (vi) any and all Straddle Period Taxes allocable to the Company for the Pre-Closing Period.

(b)    Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by sales, use, value added, income, profits or receipts or payment of wages of the Company for the Pre-Closing

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)    Responsibility for Filing Tax Returns. Representative will prepare or cause to be prepared and file or cause to be filed the final IRS Form 1065 for the Company, as well as any final state, local, or foreign income tax returns. All such tax returns will be filed on a basis consistent with prior Tax Returns, except as required by applicable Tax Law. Parent will prepare or cause to be prepared and file or cause to be filed all other Tax Returns for the Company that are to be filed as of and after the Closing Date in accordance with applicable Tax Law, including any Tax Return in respect of any Straddle Period (each, a “Straddle Period Tax Return”).

(d)    Cooperation on Tax Matters.

(i)    Parent and Representative will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.7 and any audit, litigation or other proceeding with respect to Taxes relating to a period of time before the Closing Date. Such cooperation will include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis, at a reasonable cost to requesting party, to provide additional information and explanation of any material provided hereunder. The Company agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (B) to give the other party reasonable written notice before destroying or discarding any such books and records and, if the other party so requests, will allow the other party to take possession of such books and records.

(ii)    Parent and Representative further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(e)    Certain Tax Information. Parent and Representative agree, upon request, to promptly provide the other party with all information that either party may be required to report pursuant to Section 6043 or Section 6043A of the Code, or Treasury Regulations promulgated thereunder.

(f)    Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company will be terminated as of the Closing Date and, after the Closing Date, the Company will not be bound thereby or have any liability thereunder.

(g)    Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

contemplated by this Agreement will be borne 50% by Parent and 50% by the Company, and the Company’s share of such amounts will be paid to Parent from the funds held under the Escrow Agreement.

(h)    Purchase Price Allocation. The parties agree that the transactions contemplated by this Agreement will be treated from Parent’s perspective for U.S. federal income Tax purposes as an asset purchase and from the perspective of the Former Equity Owners for U.S. federal income Tax purposes as a sale of partnership interests pursuant to Situation 2 of IRS Revenue Ruling 99-6, 1991-1 C.B. 432. Parent and each Former Equity Owner agree that the sum of the Purchase Price and the liabilities of the Company as of the Closing Date that are assumed by Parent (collectively, the “Asset Sale Purchase Price”) will be allocated between and among the assets held by the Company as of the Closing Date. Within 90 days after the Closing Date, Parent will provide Representative with a schedule (the “Allocation Schedule”) setting forth Parent’s allocation of the Asset Sale Purchase Price for the purpose of, and in accordance with, Section 1060 of the Code and the applicable Treasury Regulations and any applicable provision of state, local or foreign Law, among the various class of assets listed on IRS Form 8594. Such allocation will be deemed final unless Representative notifies Parent in writing of any disagreement with the Allocation Schedule within 30 days of receipt of such schedule. Parent and Representative will cooperate in good faith in order to reach agreement as to the allocation within 30 days of receipt by Parent of notice from Representative of the Former Equity Owners’ disagreement with the Allocation Schedule. If the parties are unable to reach agreement, the disputed items will be resolved by the Accounting Firm and any determination by the Accounting Firm will be final (the final schedule as agreed to by the parties or as determined by the Accounting Firm, the “Final Allocation Schedule”). The costs, fees and expenses of the Accounting Firm will be borne equally by Parent, on the one hand, and Representative (on behalf of the Former Equity Owners), on the other hand. Parent and the Former Equity Owners will execute and file all Tax Returns in a manner consistent with the Final Allocation Schedule and will not take a position in any Tax proceeding or audit or otherwise that is inconsistent with the Final Allocation Schedule; provided, however, that nothing contained herein will require the Former Equity Owners or Parent to contest, beyond the exhaustion of such party’s administrative remedies before any Taxing Authority or agency, and the Former Equity Owners and Parent will not be required to litigate before any court, including, without limitation, the United States Tax Court, any proposed deficiency or adjustment by any Taxing Authority or agency that challenges such allocation. Parent and Representative will give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any Taxing Authority or agency that challenges such allocation.

5.8    Indemnification of Officers and Managers of the Company.

(a)    Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each individual who is now, or has been at any time before the date hereof an officer or manager of the Company and the Company Subsidiaries (each an “Indemnified Party”) as provided in the Company Certificate of Formation or the Company LLC Agreement, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Schedule 3.9, will be assumed by the Surviving Company in the Merger, without further action, at the Effective Time and will survive the Merger and will remain in full force and effect in accordance with their terms, and, if any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(b)    For six years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Company (the “Indemnifying Parties”) will indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or before the Effective Time (including in connection with the transactions contemplated by this Agreement), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Company’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Company will not be liable for any settlement effected without the Surviving Company’s prior written consent (which consent will not be unreasonably withheld or delayed).

(c)    The obligations of Parent and the Surviving Company under this Section 5.8 will survive the consummation of the Merger and will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.8 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies will be third party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).

(d)    If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other individual and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, then, and in either such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, will assume all of the obligations set forth in this Section 5.8. The agreements and covenants contained herein will not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, managers and employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not before, or in substitution for, any such claims under any such policies.

5.9    Board Observer. From the Closing Date until either (a) the Second Earn Out Payment has been made or (b) it has been determined that the Second Earn Out Payment will not be made following compliance with Section 2.11(e) hereof, but not thereafter, **** (or, in his stead, such other individual as may be designated from time to time by the Former Equity Owners who held at least 65% of the Class A Units) will have the right to attend meetings of the Parent Board as a non-voting party (in such capacity, such individual is referred to herein as the “Board Observer”). The Board Observer will be generally entitled to receive notices and documents regarding Parent Board meetings to the same extent as the directors of Parent and to participate in Parent Board deliberations generally to the same extent as the directors but will not have a right to vote. The Board Observer will be subject to the same confidentiality obligations as members of the Parent Board. The Parent Board may exclude the Board Observer from meetings and from the receipt of information as necessary to preserve Parent’s attorney-client privilege (whether in the case of potential litigation or otherwise), in cases in which a potential conflict of interest is present, and, to the extent deemed appropriate by the Chairman of the Parent Board, when the Parent Board meets in executive session.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

5.10    Conduct of Business by Parent Before the Closing. From the date hereof until the earlier of the termination of this Agreement or the Closing Date, except as otherwise (i) provided or contemplated in this Agreement, (ii) set forth on Schedule 5.10, or (iii) consented to in writing by the Company (which consent may not be unreasonably withheld or delayed; provided, that the Company will respond as soon as reasonably practicable but in no event later than five Business Days following receipt of Parent’s request for such response and such response will be deemed given if the Company fails to respond within such period), Parent will not, and will not cause or permit Merger Sub to:

(a)    amend or otherwise change the articles of incorporation or bylaws or equivalent organizational documents of Parent in any manner that would reasonably be expected to (i) materially impair, delay or prevent the consummation of the Merger, (ii) otherwise have a material adverse effect on Parent, or (iii) materially and adversely affect the benefits granted by the transactions contemplated hereby to the Company or the Equity Owners;

(b)    authorize or adopt a plan of liquidation, dissolution or recapitalization, or resolutions providing for a complete or partial liquidation, dissolution or recapitalization of Parent common stock;

(c)    take any action that would fundamentally change or alter the nature of the businesses of Parent and its subsidiaries on a consolidated basis; or

(d)    enter into any formal agreement committing to do any of the foregoing.

5.11    ****.

(a)     The Company currently intends ****.

(b)    The Company will cooperate with Parent and provide Parent adequate opportunity to assist in the preparation of ****, and will arrange for Parent to ****. Parent will have the right **** prior to ****.

(c)    The Company will deliver **** to Parent within 72 hours of receipt of the same from ****.

(d)    Following the Closing Date and through the **** or the ****, as applicable, the Company will **** that will maximize **** and ****, in the aggregate.

(e)    Parent will cooperate with the Company in the Company’s efforts to take the actions and achieve the results contemplated by this Section 5.11.

5.12    Repurchase Rights.

(a)    **** Repurchase Right. If Parent has not become obligated to make a Product Payment with respect to **** by the ****, BD Acquisition Group will have the option, exercisable upon written notice **** to Parent at any time during the 90-day period beginning on the **** and ending 90 days thereafter, to repurchase the **** from the Company for ****, but that option will be subject to a right on the part of Parent to avoid the repurchase contemplated by this Section 5.12(a) by making a Product Payment with respect to **** to the Paying Agent, for disbursement to the Former Equity Owners by not later than 30 days after the date on which Parent receives ****. If BD Acquisition Group exercises this option and Parent does not timely make a Product Payment with respect to **** to avoid the repurchase contemplated by this Section 5.12(a), (i) the parties will effect the transfer of the **** within 60 days of the date on which Parent receives the ****

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(which transfer will be subject to provision by BD Acquisition Group to Parent of a perpetual covenant not to sue Parent or any of its Affiliates for violation, misappropriation or infringement of ****, in form and substance reasonably acceptable to Parent), and (ii) if desired by the Company and BD Acquisition Group, the Company and BD Acquisition Group will negotiate in good faith with the goal of entering into **** pursuant to which the Company would **** for BD Acquisition Group on a **** and upon such other reasonable terms as the Company and BD Acquisition Group may agree. If BD Acquisition Group acquires the **** pursuant to this Section 5.12(a), the First Earn Out Consideration and the Second Earn Out Consideration will be calculated using Net Sales exclusive of Net Sales attributable to ****.

(b)    **** Repurchase Right. If Parent has not become obligated to make a Product Payment with respect to **** by the ****, BD Acquisition Group will have the option, exercisable upon written notice **** to Parent at any time during the 90-day period beginning on the **** and ending 90 days thereafter, to repurchase the **** from the Company for ****, but that option will be subject to a right on the part of Parent to avoid the repurchase contemplated by this Section 5.12(b) by making a Product Payment with respect to **** to the Paying Agent, for disbursement to the Former Equity Owners by not later than 30 days after the date on which Parent receives the ****. If BD Acquisition Group exercises this option and Parent does not timely make a Product Payment with respect to **** to avoid the repurchase contemplated by this Section 5.12(b), (i) the parties will effect the transfer of the **** within 60 days of the date on which Parent receives the **** (which transfer will be subject to provision by BD Acquisition Group to Parent of a perpetual covenant not to sue Parent or any of its Affiliates for violation, misappropriation or infringement of ****, in form and substance reasonably acceptable to Parent), and (ii) if desired by the Company and BD Acquisition Group, the Company and BD Acquisition Group will negotiate in good faith with the goal of entering into **** pursuant to which the Company would **** for BD Acquisition Group on a **** and upon such other reasonable terms as the Company and BD Acquisition Group may agree. If BD Acquisition Group acquires the **** pursuant to this Section 5.12(b), the First Earn Out Consideration and the Second Earn Out Consideration will be calculated using Net Sales exclusive of Net Sales attributable to ****.

(c)    If BD Acquisition Group exercises its option to repurchase either the **** or the **** as set forth in this Section 5.12 and **** thereupon voluntarily terminates his employment with the Company in order to become employed by BD Acquisition Group or any affiliate thereof, that employment will not constitute a violation of the restrictive covenants contained in **** Employment Agreement. Additionally, the passive ownership by any Former Equity Owner of an equity interest in BD Acquisition Group will not be deemed to be, directly or indirectly, a violation of any non-competition provision contained in an agreement to which the Former Equity Owner and Parent or any of its Affiliates is a party.

ARTICLE VI

CONDITIONS TO CLOSING

6.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable Law) on or before the Closing Date of the following conditions:

(a)    No Injunctions or Restraints. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Government Entity or arbitrator will be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or any other material transaction contemplated by this Agreement or making the consummation of the Merger or such other transaction illegal.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

6.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are further subject to the fulfillment (or waiver by Parent and Merger Sub, in their sole discretion and if permitted under applicable Law), at or before the Closing, of each of the following conditions:

(a)    Other than the representations and warranties of the Company contained in Section 3.1 (Organization and Power), Section 3.2 (Authority), Section 3.3 (Capitalization; Subsidiaries; Indebtedness), Section 3.5 (Financial Statements), and Section 3.14 (Brokerage) (collectively, the “Company Specified Representations and Warranties”), the representations and warranties of the Company contained in this Agreement and any certificate or other writing delivered pursuant hereto will be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects). The Company Specified Representations and Warranties will be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).

(b)    The Company will have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it before or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company will have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)    Parent will have received a copy of (i) the completed Audited Financial Statements, (ii) any unaudited quarterly financial statements completed since December 31, 2015 (the “Post-2015 Quarterly Financial Statements”), and (iii) unaudited monthly financial statements for any calendar months not included in the most recent Post-2015 Quarterly Financial Statement.

(d)    From the date of this Agreement, there will not have occurred any Material Adverse Effect, nor will any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(e)    Parent will have received each of the following documents, in each case duly executed (if applicable) by each party thereto other than Parent and in form and substance reasonably acceptable to Parent:

(i)    an escrow agreement, among Representative, Parent, and the Escrow Agent, in form and substance satisfactory to each of them (the “Escrow Agreement”);

(ii)    a paying agent agreement among Representative, Parent, and the Paying Agent, in form and substance satisfactory to each of them (the “Paying Agent Agreement”);

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(iii)    such documents, signed by Representative and/or by each Former Equity Owner who may receive Parent Shares pursuant to this Agreement, as may be required to authorize the Transfer Agent to transfer to Parent, if and to the extent required by this Agreement, any Escrowed Shares that are to be held in the name of each Former Equity Owner, all in form and substance reasonably satisfactory to Parent and the Transfer Agent;

(iv)    employment agreements with each of Tim Brahm, Russ Olsen, David Szalay, and Jon Hargis, each of which provides for compensation not less than the levels in effect before the execution of this Agreement and will include an agreement not to compete with the Business (as defined in this Agreement) for one year following termination of employment, and such other provisions as may be mutually agreed upon by Parent and the respective officer (collectively, the “Employment Agreements”);

(v)    copies of all consents to be obtained in order to consummate the transactions contemplated by this Agreement with respect to the agreements identified on Schedule 6.2(e)(v);

(vi)    invoices reflecting the Company Transaction Expenses;

(vii)    written resignations of such managers and officers, if any, of the BioD Companies as may be requested by Parent;

(viii)    a waiver by each of the Equity Owners of the applicability of the “right of first refusal” provisions in the Company’s Organizational Documents;

(ix)    a certificate, in form and substance reasonably acceptable to Parent, dated as of the Closing Date and signed by a duly authorized officer of the Company, certifying that, pursuant to Treasury Regulations Section 1.1445-11T(d)(2), either (A) 50% or more of the value of the gross assets of the Company does not consist of “United States real property interests” (within the meaning of Section 897(c)(1)(A) of the Code) or (B) 90% or more of the value of the gross assets of the Company does not consist of “United States real property interests” plus cash or cash equivalents; and

(x)    A certificate, dated as of the Closing Date and signed by a duly authorized officer of the Company, certifying that, pursuant to Treasury Regulations Section 1.1445-2(b), the Company is not a foreign person within the meaning of Section 1445 of the Code, in form and substance reasonably acceptable to Parent.

(f)    Parent will have received a certificate of a duly authorized officer of the Company, current as of the Closing Date, certifying:

(i)    that the amounts set forth on the Closing Payment Spreadsheet as Company Transaction Expenses are accurate and complete; and

(ii)    that the information set forth on the updated Unit Table that is part of the Closing Payment Spreadsheet is accurate and complete.

6.3    Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are further subject to the fulfillment (or the Company’s waiver, in its sole discretion and if permitted under applicable Law) at or before the Closing, of each of the following conditions:

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(a)    Other than the representations and warranties of Parent contained in Section 4.1 (Organization, Power and Authority), Section 4.4 (Brokerage), and Section 4.7 (Availability of Funds) (collectively, the “Parent Specified Representations and Warranties”), the representations and warranties of Parent contained in this Agreement, the Escrow Agreement, and any certificate or other writing delivered pursuant hereto will be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects). The Parent Specified Representations and Warranties will be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)    Parent will have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Escrow Agreement to be performed or complied with by it before or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Parent will have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)    The Representative will have received each of the following documents, in each case duly executed (if applicable) by each party thereto other than the Company and in form and substance reasonably acceptable to Representative:

(i)    the Escrow Agreement;

(ii)    the Paying Agent Agreement; and

(iii)    each of the Employment Agreements.

ARTICLE VII

TERMINATION

7.1    Termination.

(a)    This Agreement may be terminated at any time before the Closing:

(i)    by the mutual written consent of Parent, Merger Sub, and the Company;

(ii)    by Parent and/or Merger Sub by written notice to the Company if:

(A) neither Parent nor Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by the Company within 30 days of Representative’s receipt of written notice of such breach from Parent and/or Merger Sub; or

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(B) any of the conditions set forth in Section 6.1 or Section 6.2 has not been, or if it becomes apparent to Parent that any of such conditions will not be, fulfilled by August 27, 2016, unless such failure is due to the failure of Parent and/or Merger Sub to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it before the Closing;

(iii)    by the Company by written notice to Parent and to Merger Sub if:

(A) the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent and/or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Parent and/or Merger Sub within 30 days of the receipt by them of written notice of such breach from the Company; or

(B) any of the conditions set forth in Section 6.1 or Section 6.3 has not been, or if it becomes apparent to the Company that any of such conditions will not be, fulfilled by August 27, 2016, unless such failure is due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it before the Closing; or

(iv)    by Parent or the Company if (i) any Law makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Government Entity has issued an Order restraining or enjoining the transactions contemplated by this Agreement, and such Order has become final and non-appealable.

(b)    If not earlier terminated pursuant to Section 7.1(a) or extended by mutual agreement of the parties, this Agreement will terminate without further action by either party on August 27, 2016.

7.2    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VII, this Agreement will forthwith become void and there will be no liability on the part of any party hereto except as set forth in this Article VII and except that nothing herein will relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE VIII

INDEMNIFICATION

8.1    Survival. The representations, warranties and covenants of the Company, on the one hand, and Parent and Merger Sub, on the other hand, contained in this Agreement (including the disclosure schedules attached hereto and any certificates delivered pursuant hereto) will survive the Closing to the extent specified below:

(a)    All covenants and agreements (as distinct from representations and warranties) that contemplate performance following the Closing Date will survive the Closing in accordance with their terms.

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(b)    The representations and warranties of the Company set forth in Article III will survive the Closing until the close of business on July 31, 2017 (the “Representation Expiration Date”), at which time they will expire. No claim may be brought or indemnity asserted with respect to any such representation or warranty after they expire, but any claim (whether or not fixed as to liability or liquidated as to amount) with respect to which an Indemnitee has given written notice to the Indemnitor in accordance with Section 8.4 on or before the Representation Expiration Date may continue to be asserted and indemnified against until finally resolved.

(c)    The representations and warranties of Parent and Merger Sub made in Sections 4.9, 4.10, and 4.11 will survive the Closing until the Earn Out Completion Date, at which time they will expire. No other representations and warranties of Parent and Merger Sub will survive the Closing, and no claim may be made thereon or with respect thereto after the Closing.

8.2    General Indemnification.

(a)    Indemnification Obligations of the Former Equity Owners. From and after the Effective Time and subject to the limitations set forth in this Article VIII, the Former Equity Owners will, exclusively through directions given by Representative to the Escrow Agent to disburse funds held under the Escrow Agreement, indemnify Parent and its successors and permitted assigns, and their respective Affiliates, officers, directors, employees, managers, members and partners (collectively, the “Parent Indemnified Parties”), and will save and hold each of them harmless against and pay on behalf of or reimburse such Parent Indemnified Parties in respect of any Liabilities, damages, penalties, fines, judgments, awards, settlements, expenses (including reasonable attorneys’ and consultants’ fees) and costs (individually a “Loss” and collectively “Losses”) that any such Parent Indemnified Party may incur, suffer, sustain or become subject to as a result of:

(i)    any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; or

(ii)    any non-fulfillment or breach of any covenant made by the Company and/or Representative in this Agreement.

(b)    Indemnification Obligations of Parent. Parent will indemnify Representative and the Former Equity Owners and each of their respective successors and permitted assigns (collectively, the “Former Equity Owner Indemnified Parties”) and will save and hold each of them harmless against and pay on behalf of or reimburse such Former Equity Owner Indemnified Parties as and when incurred for any Losses that any Former Equity Owner Indemnified Party may incur, suffer, sustain or become subject to as a result of:

(i)    any inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub made in Sections 4.9, 4.10, and 4.11; or

(ii)    any non-fulfillment or breach of any covenant made by Parent in this Agreement.

(c)    Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the right of Parent Indemnified Parties to indemnification pursuant to this Article VIII is limited as follows:

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(i)    Claims Pursuant to Section 8.2(a)(i). The Former Equity Owners will not be required to indemnify Parent Indemnified Parties in respect of any Losses for which indemnity is claimed under Section 8.2(a):

(A) unless and until the aggregate of all such Losses exceeds $200,000 (the “Deductible”), in which case the Former Equity Owners will only be required to indemnify Parent Indemnified Parties for Losses in excess of the Deductible; and

(B) to the extent the aggregate liability of the Former Equity Owners for all such Losses exceeds $2,000,000.

Moreover, the Former Equity Owners will not be liable for any individual or series of related Losses which do not exceed $2,000 (which Losses will not be counted towards the other limits in this Section 8.2(c)(i)).

(ii)    Claims Pursuant to Section 8.2(a)(ii) and Fraud by the Company. Notwithstanding the above, the limitations contained in Section 8.2(c)(i)(A) will not limit the Former Equity Owners’ obligations to indemnify Parent Indemnified Parties (A) pursuant to Section 8.2(a)(ii) (non-fulfillment or breach of any covenant) or (B) for any Losses that any Parent Indemnified Party may incur, suffer, sustain, or become subject to as a result of fraud on the part of the Company.

(iii)    Claims Based on Fraud by a Former Equity Owner. Notwithstanding the above, the limitations contained in Section 8.2(c)(i)(A) will not limit the obligations of any Former Equity Owner to indemnify Parent Indemnified Parties with respect to any Losses that any Parent Indemnified Party may incur, suffer, sustain, or become subject to as a result of fraud on the part of such Former Equity Owner, provided that in no event will a Former Equity Owner have any liability under this Section 8.2(c)(iii) (x) for an amount in excess of the Merger Consideration received by such Former Equity Owner pursuant to this Agreement or (y) resulting from fraud on the part of another Former Equity Owner.

(iv)    Insurance. The right of an indemnified party to indemnification pursuant to Section 8.2 on account of any Losses will be reduced by all insurance proceeds actually received by such party, less any collection costs and increases in future premiums related to such Losses.

(v)    Punitive Damages. The indemnified parties will not be entitled to recover punitive, exemplary, speculative, consequential or indirect damages under this Article VIII.

(vi)    Rights to Indemnification to be Determined without Reference to Materiality Qualifications. For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty will be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(vii)    Knowledge. Except as provided in the last sentence of this Section 8.2(c)(vii), no Former Equity Owner will be liable under this Article VIII for any Losses resulting from or relating to any inaccuracy in or breach of any representation or warranty in this Agreement if Parent Indemnified Parties had knowledge of such inaccuracy or breach prior to Closing.

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Parent Indemnified Parties will be entitled to indemnification under this Article VIII for any Losses resulting from or relating to any inaccuracy or breach of any representation or warranty in Section 3.12 of this Agreement (“Health Care Law Matters”), whether or not Parent or any Parent Indemnified Party had knowledge of such inaccuracy or breach prior to Closing; provided, however, Parent Indemnified Parties shall be deemed to have knowledge of the Company’s FDA Untitled Letter dated June 22, 2015 and the contents thereof, and such knowledge will preclude any Parent Indemnified Parties from pursuing indemnification under this Article VIII for any Losses relating to, or arising out of, continued marketing of the products identified in the FDA Untitled Letter to the extent those Losses result from those products not being solely regulated by Section 361 of the PHS Act because they are more than minimally manipulated due to the cryomilling process.

8.3    Exclusive Remedy. From and after the Effective Time, the remedies provided by this Article VIII, subject to the limitations set forth herein, will be the sole and exclusive remedies of Parent Indemnified Parties and the Former Equity Owner Indemnified Parties relating to or arising out of any inaccuracy in or breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement (other than claims arising from fraud and claims for specific performance of the terms of this Agreement or the Escrow Agreement). Without limiting the generality of the foregoing, Parent Indemnified Parties and Former Equity Owner Indemnified Parties hereby waive any statutory, equitable or common law rights or remedies that otherwise may be asserted by such party for the recovery of Losses resulting from, relating to or arising out of any inaccuracy in or breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.3 will limit any Person’s right to seek or obtain specific performance of the terms of this Agreement or the Escrow Agreement or to seek any remedy on account of any Person’s fraudulent conduct.

8.4    Indemnification Procedures.

(a)    Third Party Claims. If any Person making a claim for indemnification under this Article VIII (an “Indemnitee”) receives written notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement (or an Affiliate of a party to this Agreement or a representative of the foregoing) against the Indemnitee (a “Third Party Claim”), the Indemnitee must deliver to the indemnifying party (an “Indemnitor”) a written notice of such Third Party Claim promptly after receiving notice of such Third Party Claim describing in reasonable detail the nature of such Third Party Claim, a good faith estimate of the amount of Losses thereof (if known and quantifiable) and the basis thereof; provided, however, that the failure to so notify an Indemnitor will not relieve the Indemnitor of its obligations hereunder unless and to the extent the Indemnitor will be actually prejudiced by such failure to so notify. Any Indemnitor will be entitled to participate in the defense of such Third Party Claim at such Indemnitor’s expense or, by giving written notice to the Indemnitee in which the Indemnitor accepts and assumes the responsibility for all Losses relating to such Third Party Claim (subject to the limitations set forth below), will be entitled to assume the defense of such Third Party Claim by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, however, that:

(i)    the Indemnitee will be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose and the Indemnitee will be responsible for the fees and expenses of such separate counsel; provided, further that if (A) any fees and

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expenses of such separate counsel were incurred by the Indemnitee before the date the Indemnitor assumes control of such Third Party Claim or (B) any fees or expenses of such separate counsel engaged by the Indemnitee are incurred following a determination that, in the reasonable opinion of counsel to the Indemnitee, there are legal defenses available to an Indemnitee that are inconsistent with those available to the Indemnitor, then, notwithstanding the foregoing, such fees and expenses of separate counsel will be borne by the Indemnitor (subject to the limitations set forth herein); and

(ii)    the Indemnitor will not be entitled to assume control of the defense of a Third Party Claim if (A) such claim relates to or arises in connection with any criminal proceeding, Action, indictment, allegation or investigation; (B) the Indemnitee reasonably believes an adverse determination with respect to such claim would be materially detrimental to or injure the Indemnitee’s reputation or future business prospects; (C) the claim seeks an injunction or equitable relief against the Indemnitee; (D) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; (E) such claim is asserted directly or on behalf of a Person that is a customer or supplier of the Company; or (F) the Indemnitor, in the reasonable judgment of the Indemnitee, does not have the financial resources to satisfy the amount of such claim, provided, that before the Indemnitee making such judgment, the Indemnitee will give the Indemnitor written notice and the opportunity to demonstrate to the Indemnitee in writing such Indemnitor’s financial ability to satisfy the amount of such claim.

(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnitor will not enter into settlement of any Third Party Claim without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld, conditioned or delayed), except as provided in this Section 8.4(b). If an offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee and provides for the unconditional release of each Indemnitee from all liabilities and obligations in connection with such Third Party Claim and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to that effect to the Indemnitee. If the Indemnitee fails to consent to such offer within ten Business Days after its receipt of such notice, the Indemnitor may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnitor as to such Third Party Claim will not exceed the amount of such settlement offer. If the Indemnitee fails to consent to such offer and also fails to assume defense of such Third Party Claim, the Indemnitor may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim.

(c)    Direct Claims. Any Action by an Indemnitee on account of a Loss that does not result from a Third Party Claim (a “Direct Claim”) must be asserted by the Indemnitee as soon as is reasonably practicable after the Indemnitee becomes aware of such Direct Claim, but no delay in, or failure to give such notice will adversely affect any of the other rights or remedies of the Indemnitee or alter or relieve the Indemnitor of its obligation to indemnify the Indemnitee to the extent that such delay or failure has not materially prejudiced the Indemnitor. Such notice by the Indemnitee must describe the Direct Claim in reasonable detail and will indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnitee. The Indemnitee will allow the Indemnitor and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnitee will assist the Indemnitor’s investigation by giving such information and assistance (including reasonable access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnitee or any of

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its professional advisors may reasonably request. Within 20 Business Days after being notified of any such Direct Claim, the Indemnitor must notify the Indemnitee of whether or not such Indemnitor disputes its liability for such Direct Claim. If the Indemnitor does not so notify the Indemnitee that it disputes its liability for such Direct Claim within such 20-Business Day period, the Indemnitee will have the right to initiate the dispute resolution procedures set forth in Section 10.12.

8.5    Payments. Once a Loss is agreed to by an Indemnitor or is conclusively determined to be a liability of an Indemnitor pursuant to the dispute resolution procedures set forth in Section 10.12, the Indemnitor must satisfy its obligations by initiating (or, if the Indemnitor is, collectively, the Former Equity Owners, by cooperating with Parent to cause the Escrow Agent to initiate) a wire transfer of immediately available funds in the amount of such Loss to an account designated in writing by the Indemnitee within 30 days after the final determination thereof.

8.6    Merger Consideration Adjustment Treatment. All indemnification payments made pursuant to this Article VIII will be treated as adjustments to the Merger Consideration for all purposes and the parties agree to file their Tax Returns accordingly.

ARTICLE IX

DEFINITIONS

9.1    Definitions. For the purposes hereof, the following terms have the meanings set forth below:

“2014 Audited Financial Statements” means the audited consolidated balance sheet of the BioD Companies as of December 31, 2014, and the related statements of income, members’ equity, and cash flows for the fiscal year then ended, together with the notes thereto and the report thereon, that (a) are prepared from the books and records of the BioD Companies, and (b) are prepared in accordance with GAAP, together with an unqualified audit opinion by the BioD Companies’ auditor.

“2015 Audited Financial Statements” means the audited consolidated balance sheet of the BioD Companies as of December 31, 2015, and the related statements of income, members’ equity, and cash flows for the fiscal year then ended, together with the notes thereto and the report thereon, that (a) are prepared from the books and records of the BioD Companies, and (b) are prepared in accordance with GAAP, together with an unqualified audit opinion by the BioD Companies’ auditor.

“12/31/15 Balance Sheet” has the meaning set forth in Section 3.5(a).

“Accounting Firm” has the meaning set forth in Section 2.8(b)(ii).

“Accredited Investor” means a Former Equity Owner who, as of the Effective Time, is an accredited investor, as that term is defined in Regulation D under the Securities Act.

“Acquisition Proposal” has the meaning set forth in Section 5.4(a).

“Action” means any cause of action, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

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“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 5.7(h).

“Ancillary Agreement” means, with respect to a Person, any document executed and delivered by or on behalf of such Person or any Affiliate of such Person, in connection with the execution and delivery of this Agreement or Closing, pursuant to the terms of this Agreement (but not including this Agreement).

“Asset Sale Purchase Price” has the meaning set forth in Section 5.7(h).

“Audited Financial Statements” has the meaning set forth in Section 3.5.

“Base Merger Consideration” has the meaning set forth in Section 2.2.

“Board Observer” has the meaning set forth in Section 5.9.

“Board of Managers” means the Board of Managers of the Company.

“Business” means the development, manufacturing, and marketing of regenerative tissue products based on human amnion.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks in New York, New York are required or permitted to be closed.

“CE Marking” means that certain conformity marking for products to be sold in the European Economic Area.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Certificates of Formation” mean, collectively, (a) the Company Certificate of Formation, (b) the Certificate of Formation, dated as of February 2, 2009, of BioDlogics, and all amendments filed with respect thereto, and (c) the Certificate of Formation, dated as of October 20, 2005, of BioRecovery, and all amendments with respect thereto, each as filed in the State of Delaware.

“Closing” has the meaning set forth in Section 1.2(a).

“Closing Date” has the meaning set forth in Section 1.2(a).

“Closing Payment” has the meaning set forth in Section 2.8(a)(ii).

“Closing Payment Spreadsheet” has the meaning set forth in Section 2.4.

“Closing Statement” has the meaning set forth in Section 2.8(b)(i).

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“Closing Working Capital” means the excess of (i) the Current Assets of the BioD Companies as of the Closing Date over (ii) the Current Liabilities of the BioD Companies as of the Closing Date, in each case calculated in a manner consistent with the 2015 Audited Financial Statements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Certificate of Formation” means the Certificate of Formation, dated as of October 20, 2005, of the Company, and all amendments filed with respect thereto, as filed in the State of Delaware.

“Company LLC Agreement” means that certain Limited Liability Company Agreement, dated as of October 20, 2005, of the Company, as amended from time to time.

“Company Specified Representations and Warranties” has the meaning set forth in Section 6.2(a).

“Company Subsidiaries” means, collectively, BioDlogics and BioRecovery.

“Company Transaction Expenses” means the fees and expenses payable by the Company to Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. and Canaccord Genuity arising from, incurred in connection with or incident to this Agreement and the transactions contemplated hereby that relate solely to legal, advisory or brokerage services provided and expenses incurred at or before the Effective Time.

“Contracts” means the contracts, agreements, leases (other than the Leases), licenses, deeds, mortgages, promissory notes, indentures, purchase orders, task orders, change orders or other documents in which the terms of any Contract are supplemented or in any way modified to which any of the BioD Companies is a party, whether written or oral.

“Current Assets” means cash, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which neither Parent nor the Surviving Company will receive the benefit following the Closing, (b) deferred Tax assets, and (c) receivables from any of the BioD Companies’ Affiliates, managers, employees, officers or equity owners and any of their respective Affiliates determined in accordance with GAAP.

“Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding Company Transaction Expenses and excluding payables to any of the BioD Companies’ Affiliates, managers, employees, officers or equity owners and any of their respective Affiliates, deferred Tax liabilities and the current portion of long term debt, determined in accordance with GAAP.

“Deductible” has the meaning set forth in Section 8.2(c)(i)(A).

“Direct Claim” has the meaning set forth in Section 8.4(c).

“Disputed Items” has the meaning set forth in Section 2.8(b)(ii).

“Earn Out Completion Date” has the meaning set forth in Section 2.11(l).

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“Earn Out Disputed Items” has the meaning set forth in Section 2.11(e).

“Earn Out Objection Statement” has the meaning set forth in Section 2.11(e).

“Earn Out Payment” means a payment of either the First Earn Out Consideration or Second Earn Out Consideration, as applicable.

“Earn Out Payment Date” means the date on which an Earn Out Payment is made.

“Earn Out Review Period” has the meaning set forth in Section 2.11(b).

“Earn Out Year” means a First Earn Out Year or Second Earn Out Year.

“Effective Time” has the meaning set forth in Section 1.2(b).

“Employee Benefit Plan” means each “employee benefit plan” (as defined in ERISA §3(3)) and each other material benefit plan, program, or arrangement maintained, sponsored, contributed to (or required to be contributed to) by the Company or any ERISA Affiliate of any of the BioD Companies, or with respect to which any of the BioD Companies or any ERISA Affiliate of the BioD Companies has any Liability.

“Environmental, Health and Safety Requirements” means all federal, state, local and foreign Laws, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution, exposure to Hazardous Materials or protection of the environment, including those: (i) relating to natural resources or natural resource damages, endangered or threatened species, human health or safety or the environment (including ambient air, soil, surface water or groundwater or subsurface strata) or (ii) concerning the presence of, exposure to, or the management, manufacture, use, Release, containment, storage, recycling, reclamation, reuse, treatment, licensing, reporting, permitting, investigation, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Equity Interest” means any unit, membership interest, capital stock, partnership or other similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefore.

“Equity Owner,” up until immediately before the Effective Time, means a Person who holds Units.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any organization that is a member of the controlled group of organizations of the Company and the Company Subsidiaries (within the meaning of Sections 414(b), (c) or (e) of the Code).

“Escrow Agent” means such entity as Representative and Parent agree should act as escrow agent under the Escrow Agreement.

“Escrow Agreement” has the meaning set forth in Section 6.2(e)(i).

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“Estimated Adjustment” has the meaning set forth in Section 2.8(a)(ii).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.8(a)(i).

“Exchange Act” means the Exchange Act of 1934, as amended.

“Expense Fund Amount” has the meaning set forth in Section 2.4(b)(iii)(B).

“FDA” means the U.S. Food and Drug Administration.

“FDA Meeting” has the meaning set forth in Section 5.1(c).

“FDA Meeting Minutes” has the meaning set forth in Section 5.1(c).

“Field” means the following dermal applications: partial and full thickness burns, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunnel/undermined wounds, surgical wounds (donor sites/grafts and dehiscence), trauma wounds (abrasions, laceration, second degree burns, and skin tears), radiation induced wounds/burns, post-operative wounds, and draining wounds. For clarity, “Field” does not include, without limitation, ocular, internal surgical, cardiac, ENT, dental, cosmetic, plastic, reconstructive, pain management, urology, OB/GYN, sports medicine or orthopedic applications.

“Final Allocation Schedule” has the meaning set forth in Section 5.7(h).

“First Earn Out Consideration” has the meaning set forth in Section 2.11(a).

“First Earn Out Year” has the meaning set forth in Section 2.11(a).

“Former Equity Owner,” from and after the Effective Time, means a Person who held Units that were outstanding immediately before the Effective Time.

“Former Equity Owner Expense Fund” means the cash fund held and administered by Representative for the payment of Former Equity Owner Expenses.

“Former Equity Owner Expenses” has the meaning set forth in Section 2.14(d).

“Former Equity Owner Indemnified Parties” has the meaning set forth in Section 8.2(b).

“GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“General Escrow Amount” has the meaning set forth in Section 2.4(a).

“Government Entity” means individually, and “Government Entities” means collectively, the United States of America or any other nation, any state, municipality or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company.

“Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or

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manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental, Health and Safety Requirements, and (b) any petroleum or petroleum-derived products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls, and, to the extent actually regulated by Environmental Health and Safety Requirements, radon, mold, and lead or lead-containing materials.

“Health Care Law” means any Law relating to health care regulatory matters, including, without limitation (a) 42 U.S.C. §§ 1320a-7, 7a and 7b, which are commonly referred to as the “Medicare-Medicaid Anti-Fraud and Abuse Amendments,” (b) 42 U.S.C. § 1395nn and all regulations promulgated thereunder, which are commonly referred to as the “Stark Law,” (c) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act,” (d) HIPAA, (e) the Occupational Safety and Health Act and all regulations promulgated under such legislation, (f) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq., as amended, and all regulations promulgated thereunder, including the labeling and advertising regulations and the prohibitions against pre-approval (or pre-clearance) promotion of unapproved products or unapproved intended uses of products (g) the Public Health Services Act, as amended, and its implementing regulations, (h) the Clinical Laboratory Improvement Amendments, and all regulations promulgated thereunder, including 42 C.F.R. Part 493, (i) applicable laws of the United States Drug Enforcement Administration and all regulations promulgated thereunder, (j) applicable state anti-kickback, fee-splitting and patient brokering laws, (k) state information privacy and security laws, and (l) state laws governing the licensure and operation of clinical laboratories.

“Health Care Professional” means any individual who is in a position to purchase, prescribe, dispense, administer, recommend or arrange for the purchase, influence the use or prescription of, recommend, or facilitate access to any BioD Company Product or similar products.

“Healthcare Programs” has the meaning set forth in Section 3.12(g).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F, Sections 261-264, Public Law 104-191, and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160-164 as of the effective dates of such laws.

“Indebtedness” means, without duplication, with respect to the BioD Companies, (i) any liability or obligation for borrowed money (including, without limitation, all principal, interest, premiums, penalties, fees, expenses, indemnities, brokerage costs and any payments associated with the repayment of any such obligations), (ii) any liability or obligation evidenced by any note, bond, debenture or other debt security, (iii) any commitment that assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit, banker’s acceptance or note purchase facility), (iv) any liability or obligation pursuant to a guarantee, (v) any obligations under capitalized leases determined in accordance with GAAP or with respect to which such entity is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such entity assures a creditor against loss, and (vi) any obligations under any interest rate, currency or other hedging arrangement. For the avoidance of doubt, Indebtedness will not include any trade payables incurred in the Ordinary Course of Business.

“Indemnified Party” has the meaning set forth in Section 5.8(a).

“Indemnifying Party” has the meaning set forth in Section 5.8(b).

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“Indemnitee” has the meaning set forth in Section 8.4(a).

“Indemnitor” has the meaning set forth in Section 8.4(a).

“Insurance Policy” has the meaning set forth in Section 3.16.

“Intellectual Property Rights” means any or all of the following and all similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (i) all design and utility patents, letters patent, patented and patentable designs and inventions, and pending patent applications and provisional applications, including continuations, divisionals, continuations-in-part, reexaminations, renewals, or reissues of patent applications and patents issuing thereon throughout the world, (ii) all trademarks, service marks, trade names, service names, brand names, logos, slogans and trade dress and other proprietary indicia of goods and services whether registered, unregistered or arising by Laws, and all applications, registrations and renewals thereof, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and all rights corresponding thereto throughout the world, (iii) all original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Laws), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registration and applications, and all other literary property or author rights and all other rights corresponding thereto throughout the world, and mask work rights, (iv) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Government Entity, uniform resource locators, (v) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, invention disclosures, proprietary information, improvements, methods, processes, compositions, customer lists and other trade secrets, whether or not patentable and any documentation related thereto and (vi) computer software (including data, source code and all related documentation and information).

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“IRB” has the meaning set forth in Section 3.11(f).

“IRS” means the United States Internal Revenue Service.

“June 30, 2016 Financial Statements” has the meaning set forth in Section 3.5(a).

“Knowledge of the Company” means the actual knowledge of any of Russ Olsen, Tim Brahm, Donna Best, Jerry Chang, Darin Gerlach, or Kevin Scott, and/or the constructive knowledge any one or more of them would have had after due inquiry.

“Laws” means all statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any of the BioD Companies.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which any of the BioD Companies holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the applicable BioD Company thereunder.

“Liability” or “Liabilities” means, with respect to any Person, any direct or indirect liability, obligation, debt, guaranty or endorsement of whatever kind or nature (whether secured or unsecured, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, or otherwise) and whether or not the same is required to be accrued on the financial statements of such Person, including any liability for Taxes.

“Licensed Intellectual Property” means all of the Intellectual Property Rights used by the BioD Companies in connection with the Business other than the Owned Intellectual Property.

“Lien” or “Liens” means any mortgage, pledge, security interest, right of first refusal, option, encumbrance, lien, or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the any of the BioD Companies, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any subordination arrangement in favor of another Person.

“LLC Agreement” means the Company LLC Agreement.

“Lock-Up Period ” has the meaning set forth in Section 2.14(f)(i).

“Loss” or “Losses” has the meaning set forth in Section 8.2(a).

“Management Financial Statements” has the meaning set forth in Section 3.5(a).

“Material Adverse Effect” means an event, occurrence, or development which has had a material adverse effect upon the financial condition or operating results of the BioD Companies taken as a whole, except any adverse effect related to or resulting from (i) general business or economic conditions affecting the industry in which the BioD Companies operate that do not disproportionately affect the BioD Companies, (ii) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, in each case that do not disproportionately affect the BioD Companies, (iii) changes in laws, rules, regulations, orders, or other binding directives issued by any Government Entity, (iv) the taking of any action contemplated by this Agreement or the other agreements contemplated hereby or the announcement of this Agreement, the other agreements contemplated hereby or the transactions contemplated hereby or thereby (except to the extent in violation of this Agreement), or (v) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby or the identity, business or operations of Parent or its Subsidiaries or any facts or circumstances relating to Parent or its Subsidiaries, including in each case the loss of customers, suppliers or vendors.

“Material Contracts” has the meaning set forth in Section 3.9(b).

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Material Customer” has the meaning set forth in Section 3.24.

“Material Permits” has the meaning set forth in Section 3.19(b).

“Material Supplier” has the meaning set forth in Section 3.24.

“MedWatch” means the FDA’s Safety Information and Adverse Event Reporting Program.

“Merger” has the meaning set forth in Section 1.1

“Merger Consideration” has the meaning set forth in Section 2.2.

“Merger Sub” has the meaning set forth in the preamble.

“Net Sales” for any period means gross sales made by the BioD Companies, determined on a consolidated basis after deducting amounts in respect of any returns and customer discounts, in each case calculated in a manner consistent with the 2015 Audited Financial Statements. For the avoidance of doubt, Net Sales do not include royalties received from any source but do include (i) payments (including Transfer Pricing) by Parent or any of its Affiliates (other than the BioD Companies) to any of the BioD Companies for any current or future BioD Company Products, and, without duplication, (ii) sales by Parent or any of its Affiliates to third parties of BioDRestore™, BioDFactor®, BioDOptix®, BioDFence®, BioDFence® G3, BioDDryFlex® and same by different trade name, and of any other future BioD Company Products, except that, in the case of both clause (i) and (ii), “future BioD Company Products” will include only products that are internally developed by the Company and will not include any BioD Company Products or Parent products that were developed or currently licensed by any other Person before being acquired by the Company.

“Nine Month Date” has the meaning set forth in Section 2.12(a)(i).

“Non-Accredited Investor” means a Former Equity Owner who is not an Accredited Investor.

****

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ, in each case issued by any Government Entity.

“Ordinary Course of Business” means the BioD Companies’ ordinary course of business consistent with their past custom and practice, whether on an individual company basis or collectively.

“Organizational Document” means, for any Person: (a) the articles or certificate of incorporation, formation or organization (as applicable) and the by-laws or similar governing document of such Person; (b) any limited liability company agreement, partnership agreement, operating agreement, stockholder agreement, voting agreement, voting trust agreement or similar document of or regarding such Person; or (c) any other charter or similar document adopted or filed in connection with the incorporation, formation, organization or governance of such Person.

“Owned Intellectual Property” means all of the Intellectual Property Rights owned by the BioD Companies.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Parent” has the meaning set forth in the preamble.

“Parent Board” has the meaning set forth in Section 2.13.

“Parent Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Parent Share Limit” means (a) 5,166,796 Parent Shares, which number constitutes approximately 19.9% of all Parent Shares outstanding as of the date of this Agreement, minus (b) such number of Parent Shares as may be purchased by Former Equity Owners in a private placement that may be conducted by Parent following the execution of this Agreement.

“Parent Shares” means shares of common stock of Parent.

“Parent Specified Representations and Warranties” has the meaning set forth in Section 6.3(a).

“BioD Companies” means, collectively, the Company, BioDlogics, and BioRecovery.

“BioD Company Products” has the meaning set forth in Section 3.11(a).

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“BioD Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“BioD Intellectual Property Registrations” has the meaning set forth in Section 3.10(a)(i).

“BioDlogics” means BioDlogics, LLC, a Delaware limited liability company.

“BioRecovery” means BioRecovery, LLC, a Delaware limited liability company.

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“Paying Agent” means such entity as Representative and Parent agree should act as paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” has the meaning set forth in Section 6.2(e)(ii).

“Per Share Earn Out Payment Value” has the meaning set forth in Section 2.11(g).

“Per Share Product Payment Value” has the meaning set forth in Section 2.12(f).

“Per Share Signing Value” has the meaning set forth in Section 2.6.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Per Unit Share,” as to each payment of Merger Consideration that is payable to Former Equity Owners (whether at the Closing or at any time or times thereafter), means a fractional share of such payment determined by multiplying the aggregate amount of that payment by a fraction, the numerator of which is one and the denominator is the aggregate number of Units (including Class A Units, Class B Units, and Class C Units) set forth on the Unit Table that is attached as Exhibit A.

“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which are not, individually or in the aggregate, significant, (iii) zoning, entitlement, building and other land use regulations imposed by Government Entities having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property, (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business, (v) public roads and highways, (vi) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (viii) purchase money liens and liens securing rental payments under capital lease arrangements.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Government Entity or any department, agency or political subdivision thereof.

“Post-2015 Quarterly Financial Statements” has the meaning set forth in Section 6.2(c).

“Post-Closing Payment” means any amount that becomes due and payable, directly or indirectly, to Former Equity Owners pursuant to the Escrow Agreement or Section 2.8 , Section 2.12, or Section 5.7 of this Agreement.

“Post-Closing Payment Spreadsheet” means a certificate executed by Representative setting forth, in reasonable detail, as of the date any Post-Closing Payment is required to be made, (i) the amount of any supplemental deposit to the Former Equity Owner Expense Fund requested by Representative in accordance with Section 2.14(d), arising in connection with or related to such Post-Closing Payment, and wire transfer instructions for any Person to whom any such expenses or deposit will be payable; and (ii) with respect to each Former Equity Owner, the aggregate number of Units formerly held by such Person, and the portion of the Post-Closing Payment payable to such Person.

“Post-Closing Tax Period” means the taxable period beginning after the Closing Date, excluding the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

“Pre-Closing Statement” has the meaning set forth in Section 2.8(a)(i).

“Pre-Closing Tax Period” has the meaning set forth in Section 5.7(a).

“Product Payment Date” means the date on which a Product Payment is made.

“Related Party” means any current or former member, manager, officer, employee or Affiliate of any of the BioD Companies.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Release” has the meaning set forth in CERCLA.

“Representation Expiration Date” has the meaning set forth in Section 8.1(b).

“Representative” has the meaning set forth in Section 2.14(a).

“Securities Act” has the meaning set forth in Section 3.3(b).

“Second Earn Out Consideration” has the meaning set forth in Section 2.11(b).

“Second Earn Out Year” has the meaning set forth in Section 2.11(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Sharing Ratio” means a ratio, the numerator of which is the number of Units held by the respective Equity Owner and the denominator of which is the total number of Units.

“Straddle Period” has the meaning set forth in Section 5.7(b).

“Straddle Period Taxes” means any Taxes with respect to the Straddle Period.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Surviving Company” has the meaning set forth in Section 1.1(a).

“Tax” or “Taxes” means any federal, state, county, local or foreign income, gross receipts, commercial activity, ad valorem, franchise, net worth, profits, sales or use, value added, transfer, production, documentary, profits, windfall profits, registration, excise, utility, environmental, premium, communications, real or personal property, real property transfer, intangibles, capital stock, license, lease, service, service use, payroll, wage or other withholding, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, customs, duties and other taxes of any kind whatsoever (including tax for which a taxpayer is responsible by reason of Treasury Regulations Section 1.1502-6 and any comparable provision of state, local or foreign Tax Law) or as a successor or by reason of contract, indemnity or otherwise, together with any interest, deficiencies, penalties, additions to tax, and any interest attributable in respect of such deficiencies, penalties or additions) whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Taxing Authority” means any Government Entity responsible for the imposition or the administration of any Tax.

“Third Party Claim” has the meaning set forth in Section 8.4(a).

“Tissue Establishment Registration” means, in the case of a BioD Company, such BioD Company’s registration with the FDA as a human cells, tissue, and/or cellular and tissue-based product establishment pursuant to 21 CFR Part 1271.

“Transfer Pricing” means the pricing charged by Company to Parent or any of its Affiliates (other than the BioD Companies) for any BioD Company Products.

“Treasury Regulations” means final and temporary regulations promulgated under the Code.

“Unit” means a Class A Unit, a Class B Unit, or a Class C Unit, all as defined in the Company LLC Agreement.

“Unit Table” has the meaning set forth in Section 2.2(f).

“Valid Form W-9 or W-8BEN” has the meaning set forth in Section 2.5(e).

“Voting Interests” has the meaning assigned to it in the Company LLC Agreement.

9.2    Other Definitional Provisions.

(a)    All references in this Agreement to Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.

(b)    The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is exclusive, and the word “including” (in its various forms) means including without limitation.

(c)    The symbol “$” and the word “dollars” refer to United States currency unless otherwise specifically provided.

ARTICLE X

MISCELLANEOUS

10.1    Expenses. All costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of outside legal counsel) (a) if incurred by Parent or Merger Sub, will be paid by Parent, (b) if incurred by the Company, will be paid by the Company (except for those Company Transaction Expenses that will be paid as provided in Section 2.4(c)), and (c) if incurred by any member of the Company, will be paid by the member of the Company incurring the cost or expense.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

10.2    Remedies. Except as expressly provided in Article VIII or elsewhere in this Agreement:

(a)    any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by Laws;

(b)     all such rights and remedies will be cumulative and non-exclusive, and may be exercised singularly or concurrently;

(c)    the parties acknowledge that any breach of this Agreement may cause substantial irreparable harm to the other party; and

(d)    this Agreement may be enforced in equity by specific performance, temporary restraining order and/or injunction.

10.3    Consent to Amendments; Waivers. This Agreement may be amended, or any provision of this Agreement may be waived upon the approval, in a writing, executed by Parent and Representative. No course of dealing between or among the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

10.4    Successors and Assigns. This Agreement and the rights hereunder will not be assignable or transferable by any party without the consent of the other parties (the consent of Representative in the case of any assignment by Parent), except that Parent may (a) assign all or any portion of its rights under this Agreement to any of its Affiliates (but such assignment will not release Parent from any liability or obligation under this Agreement and provided that Parent will enter into a customary guaranty of such obligations, in such form as reasonably satisfactory to Representative) or (b) collaterally assign all or any portion of its rights under this Agreement to any of the Company’s or Parent’s lenders, in each case without the prior written consent of Representative. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns.

10.5    Press Releases and Communications. Parent intends to make a press release and public announcement related to this Agreement and the transactions contemplated herein shortly after the execution of this Agreement. Parent will provide a copy of the proposed press release to the Company for its review and comment before issuing the press release. The Company will not make a press release or public announcement related to this Agreement or the transactions contemplated herein without the approval of Parent (which will not be unreasonably withheld, conditioned or delayed).

10.6    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance will be held to be prohibited by, illegal or unenforceable under applicable Law or rule in any respect by a court of competent jurisdiction, such provision will be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.7    Counterparts. This Agreement may be executed in counterparts (including by means of telecopied, facsimile or PDF signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

10.8    Entire Agreement. This Agreement and the other agreements and documents referred to herein contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

10.9    No Third Party Beneficiaries. Except as set forth in Section 5.8, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns (other than with respect to Parent Indemnified Parties and Former Equity Owner Indemnified Parties, who will be third party beneficiaries of this Agreement) and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

10.10    Schedules and Exhibits. All Schedules, Annexes, and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The disclosures set forth in any section of the disclosure schedules relate only to the representations and warranties in the section of the Agreement in which such section of the disclosure schedules are expressly referenced except as would be clearly apparent to an independent third party that a disclosure in one section of the disclosure schedules is also applicable to another section of the disclosure schedules or another representation or warranty of the Company. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the disclosure schedules or Exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the disclosure schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any disclosure schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement. The information contained in this Agreement and in the Schedules and Exhibits is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party to any third party of any matter whatsoever (including, without limitation, any violation of law or breach of contract).

10.11    Governing Law. Except for questions of arbitrability (as to which federal law will apply as provided in Section 10.12(b)), all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto will be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.12     Dispute Resolution.

(a)    Negotiation. If any controversy or claim arises relating to this Agreement, the parties will attempt in good faith to negotiate a solution to their differences. If negotiation does not result in a resolution within 30 days of the date on which one party has notified the other of the controversy or claim, either party may elect to initiate arbitration under Section 10.12(b).

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(b)    Arbitration. Any controversy or claim between the parties arising out of or relating to this Agreement or a breach thereof which cannot be resolved by negotiation pursuant to Section 10.12(a) will be resolved by binding arbitration administered by the American Arbitration Association (the “AAA”) under this Section 10.12(b) and the AAA’s then-current Commercial Arbitration Rules. The arbitration will be held in Wilmington, Delaware or such other city in the United States as the parties may agree, before a sole disinterested arbitrator who is experienced in handling commercial disputes. If the parties are unable to jointly appoint an arbitrator within 30 days of the date on which the arbitration is instituted, either party may apply to the AAA to have the arbitrator appointed in accordance with the AAA’s rules for the appointment of an arbitrator from the AAA panel. The arbitrator’s award will be final and binding and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement; provided, however, the Arbitrator will have the power to apportion the costs associated with the arbitration in such manner as the Arbitrator deems most appropriate. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the State of Delaware.

(c)    Equitable Relief. Notwithstanding the provisions of Section 10.12(a) and Section 10.12(b), either party may seek from a court of competent jurisdiction any interim or provisional equitable relief necessary to protect the rights or property of such party without the necessity of proving actual damages or posting of bond or any other security.

10.13    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent by email (provided the email is promptly followed by delivery by reputable overnight courier service), or one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications will be sent to Parent and to Representative at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means, but will not be deemed to have been duly given unless and until actually received by the intended recipient.

To Representative:

Cynthia Weatherly

2366 Mont Alban Cove

Germantown, TN 38139

CWeatherly@biodllc.com

with a copy to (which will not constitute notice to Representative):

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

165 Madison Ave., Suite 2000

Memphis, Tennessee 38103

Attention: Mary Ann Jackson

Facsimile: (901) 577-0740

mjackson@bakerdonelson.com

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

To the Company:

BioD, LLC

7740A Trinity Rd., Suite 107

Cordova, Tennessee 38018

Attn:  Russ Olsen

ROlsen@biodllc.com

with a copy to only one of (a) Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (in the case only of notices given before the Effective Time) or (b) Thompson Hine LLP (in the case only of notices given after the Effective Time), which will not constitute notice to the Company, at the respective address shown here:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

165 Madison Ave., Suite 2000

Memphis, Tennessee 38103

Attention:  Mary Ann Jackson

Facsimile: (901) 577-0740

mjackson@bakerdonelson.com

or

Thompson Hine LLP

335 Madison Ave

New York, NY 10017

Attn:  Todd Mason

todd.mason@thompsonhine.com

To Parent:

Derma Sciences, Inc.

214 Carnegie Center, Suite 300

Princeton, New Jersey 08540

Attn:  Martin J. Conroy, Chief Legal Officer

mconroy@dermasciences.com

with a copy to (which will not constitute notice to Parent):

Thompson Hine LLP

335 Madison Ave

New York, NY 10017

Attn:  Todd Mason

todd.mason@thompsonhine.com

10.14    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date first written above.

Derma Sciences, Inc.

By:	/s/ Stephen T. Wills
Name: Stephen T. Wills
Title: Executive Chairman and Interim Principal Executive Officer
Derma Sciences, Inc.

By:	/s/ Stephen T. Wills
Name: Stephen T. Wills
Title: Executive Chairman and Interim Principal Executive Officer

BioD, LLC

By:	/s/ Russell I. Olsen
Name: Russell I. Olsen
Title: CEO

Representative:

/s/ Cynthia Weatherly
Cynthia Weatherly

BD Acquisition Group, LLC hereby executes this Agreement to acknowledge that it may be provided an option to acquire the **** and/or the **** pursuant to Section 5.12 and that, unless and until the option specified in either Section 5.12(a) or Section 5.12(b) becomes exercisable by the terms of one of those sections, BD Acquisition Group, LLC will have no rights against Parent or any of its Affiliates, whether under this Agreement or otherwise.

BD Acquisition Group, LLC

By:	/s/ Tim Brahm
Name: Tim Brahm
Title: Chairman

**** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.